SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of
1934 (Amendment No.  )
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant §240.14a-12
ASTRONICS CORPORATION
(Name of Registrant as specified in its charter)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ASTRONICS CORPORATION
130 Commerce Way
East Aurora, New York 14052
Dear Fellow Shareholders:
It is my pleasure to invite you to the 2023 Astronics Corporation Annual Meeting of Shareholders. The Annual Meeting will be held at 10:00 a.m., Central Time, on Tuesday, May 23, 2023, at Astronics Connectivity Systems & Certification Corp. at 804 S. Northpoint Blvd., Waukegan, Illinois 60085 USA. The attached Notice of Annual Meeting of Shareholders and Proxy Statement discuss the items scheduled for a vote by shareholders at the Annual Meeting.
The Securities and Exchange Commission rules allow companies to furnish proxy materials to their shareholders over the Internet. As a result, most of our shareholders will receive in the mail a notice regarding availability of the proxy materials for the Annual Meeting on the Internet instead of paper copies of those materials. The notice contains instructions on how to access the proxy materials over the Internet and instructions on how shareholders can receive paper copies of the proxy materials, including a proxy or voting instruction form. This process expedites shareholders’ receipt of proxy materials and lowers the cost of our Annual Meeting.
The Board of Directors has fixed the close of business on April 4, 2023, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.
It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy card in the enclosed postage-paid envelope or vote by telephone or using the Internet as instructed on the enclosed proxy card. If you attend the Annual Meeting, you may vote your shares in person if you wish.
Please vote your shares as soon as possible. This is your Annual Meeting, and your participation is important.

Peter J. Gundermann
Chairman of the Board
East Aurora, New York
April 11, 2023

ASTRONICS CORPORATION
130 Commerce Way East Aurora, New York 14052
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
DEAR SHAREHOLDERS:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Astronics Corporation (the “Company”) will be held at Astronics Connectivity Systems & Certification Corp. at 804 S. Northpoint Blvd., Waukegan, Illinois 60085 USA at 10:00 a.m. Central Time on Tuesday, May 23, 2023, to consider and act on the following:
•	To elect eight directors to hold office until the 2024 Annual Meeting and until their successors have been duly elected and qualified;
•	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023;
•	Triennial shareholder advisory vote on the compensation of Astronics Corporation’s named executive officers;
•	Shareholder advisory vote regarding the future frequency of the advisory vote on executive compensation;
•	To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock; and
•	To act upon and transact such other business as may be properly brought before the Annual Meeting or any adjournment or adjournments thereof.
The Board of Directors has fixed the close of business on Tuesday, April 4, 2023 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business Tuesday, April 4, 2023 will be entitled to vote at the Annual Meeting.
It is important that your shares be represented at the Annual Meeting whether or not you plan to attend. Accordingly, we request that you vote at your earliest convenience. Further instructions are contained in the proxy card.
By Order of the Board of Directors

Julie M. Davis, Secretary
East Aurora, New York
Dated: April 11, 2023
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 23, 2023:
The proxy materials and 2022 Annual Report to Shareholders are available at http://materials.proxyvote.com/046433 or may be requested by telephone at 1-800-579-1639.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS MAY 23, 2023
This Proxy Statement and the form of proxy are furnished to the shareholders of Astronics Corporation, a New York corporation (“Astronics” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 23, 2023, at Astronics Connectivity Systems & Certification Corp. at 804 S. Northpoint Blvd., Waukegan, Illinois 60085 USA at 10:00 a.m. Central Time and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. In addition to solicitation by mail, to the extent necessary to ensure sufficient representation at the Annual Meeting, solicitations may be made by personal interview or telecommunication by officers and other regular employees of the Company. The cost of this proxy solicitation will be borne by the Company. It is contemplated that the Notice Regarding the Availability of Proxy Materials will be first sent to shareholders on or about April 11, 2023. The references to the Company’s website throughout this Proxy Statement are not, and should not, be deemed to be incorporated by reference into this Proxy Statement or otherwise filed with the Securities and Exchange Commission. The Company’s principal executive offices are located at 130 Commerce Way, East Aurora, New York 14052.
If the proxy is properly executed and returned, and the shareholder specifies a choice on the proxy, the shares represented thereby will be voted (or withheld from voting) in accordance with the instructions contained therein.
If the proxy is executed and returned but no specification is made, the proxy will be voted (i) FOR the election of each of the nominees for director listed below, (ii) FOR the proposal to ratify the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2023, (iii) FOR the advisory vote on the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis; (iv) to hold a shareholder advisory vote on executive compensation every THREE years; and (v) FOR the proposal to approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock. The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement. If any other matters are properly presented at the Annual Meeting, the proxy holders will vote the proxies in accordance with their judgment.
VOTING SECURITIES
In order for business to be conducted, a quorum must be present at the Annual Meeting. A quorum is a majority of the outstanding shares of Common Stock and Class B Stock combined entitled to vote at the Annual Meeting. Abstentions, broker non-votes and withheld votes will be counted in determining the existence of a quorum at the Annual Meeting. A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner votes on some matters on the proxy card, but not on others, because the bank, broker or other nominee does not have instructions from the beneficial owner or discretionary authority (or declines to exercise discretionary authority) with respect to those other matters.
Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the eight nominees receiving the most votes will be elected. Votes cast FOR the nominees will count as “yes votes,” WITHHOLD votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the outcome of the election of the Director nominees.
A majority of the votes cast is required to approve (i) the selection of the Company’s auditors, and (ii) the non-binding, advisory resolution regarding executive compensation. Votes may be cast FOR, AGAINST or ABSTAIN on the approval of these proposals. Abstentions and broker non-votes are not counted in the number of votes cast and will have no effect on the results of the vote on these proposals.
The approval of a non-binding advisory resolution on the frequency of future non-binding advisory votes on executive compensation will be determined by a plurality of votes cast at the Annual Meeting. Votes may be cast ONE YEAR, TWO YEARS, THREE YEARS or ABSTAIN. Abstentions and broker non-votes are not counted in the number of votes cast and will have no effect on the results of the vote on this proposal.
The affirmative vote of a majority of the outstanding shares is required to approve the amendment to our Restated Certificate of Incorporation, as amended, to increase the authorized shares of Common Stock. Votes may be cast FOR, AGAINST or ABSTAIN on the approval of this proposal. Abstentions and broker non-votes will have the same effect as a vote AGAINST this proposal.
Proxy cards that are executed and returned without any designated voting direction will be voted in the manner stated on the proxy card.
Brokers may not vote your shares on any non-routine matter in the absence of specific voting instructions from you. Please contact your broker directly if you have questions about how to provide such instructions. The execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. A shareholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

INFORMATION CONCERNING THE ANNUAL MEETING
What matters will be voted on at the Annual Meeting?
At the Annual Meeting, shareholders will vote on five proposals and any other business properly brought before the Annual Meeting:
•	Election of eight nominees to serve on our Board of Directors;
•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023;
•	Triennial advisory vote on executive compensation;
•	Advisory vote regarding the future frequency of advisory votes on executive compensation; and
•	An amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock.
How does the Board recommend I vote on the proposals?
The Board recommends that you vote:
•	FOR each of the eight Board of Director nominees named in this proxy statement;
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023;
•	FOR the advisory vote approval of executive compensation (Say-On-Pay vote);
•	To hold an advisory vote on executive compensation every THREE years; and
•	FOR the proposal to approve the amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock.
Who is entitled to vote?
The Board of Directors has fixed the close of business on Tuesday, April 4, 2023 as the record date for determining the holders of Astronics Common Stock (“Common Stock”) and Astronics Class B Common Stock (“Class B Stock”) entitled to notice of and to vote at the Annual Meeting.
On April 4, 2023, Astronics Corporation had outstanding and entitled to vote at the Annual Meeting a total of 26,211,104 shares of Common Stock and 6,246,726 shares of Class B Common Stock.
Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Class B Stock is entitled to 10 votes on all matters to be brought before the Annual Meeting. The Common Stock and Class B Stock vote as a single class on all matters presented at the Annual Meeting.
How do I cast my vote if I am a shareholder of record?
You can cast your vote:
•	in person, by attending the Annual Meeting;
•	via the Internet, by visiting www.proxyvote.com and following the instructions provided; or
•	by mail, if you mark, sign and date the proxy card enclosed with this proxy statement and return it in the postage-paid envelope provided.

How do I cast my vote if I am a beneficial owner of shares held in street name?
You can cast your vote:
•	in person, by first obtaining a legal proxy from your broker or other nominee and presenting that at the meeting along with valid identification;
•	via the Internet, by visiting www.proxyvote.com and following the instructions provided; or
•	by mail, if you mark, sign and date the voting instruction form and return it in the postage-paid envelope provided by your broker.
If I have given a proxy, can I revoke that proxy?
Your presence at the Annual Meeting will not in itself revoke any proxy you may have given. If your shares are held in your own name (i.e., you are the shareholder of record), you may revoke your proxy at any time (to the extent it has not already been voted at the Annual Meeting), but a revocation will not be effective until it is received. Your proxy will be revoked (to the extent it has not already been voted at the Annual Meeting):
•
if you give written notice of the revocation to Astronics Corporation, Attn: Corporate Secretary, Julie Davis, 130 Commerce Way, East Aurora, NY 14052 or give electronic notice to Ms. Davis at Julie.Davis@astronics.com;

•	if you submit a properly signed proxy with a later date; or
•	by appearing at the Annual Meeting in person and stating that you revoke your proxy.
If your shares are held in street name through a broker, bank or other nominee for your benefit, you should contact that record holder to obtain instructions if you wish to revoke your vote before the Annual Meeting.
How will my proxy be voted?
If you are a registered holder and your proxy is properly executed, returned and received before the Annual Meeting and is not revoked, it will be voted in accordance with your instructions. If you return your signed proxy but do not mark the boxes to show how you wish to vote on a proposal, the shares for which you have given your proxy will, in the absence of your instructions to the contrary, be voted as follows:
•	Proposal 1: “FOR” the election of each of the eight nominees named in this proxy statement to serve on the Company’s Board of Directors;
•	Proposal 2: “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023;
•	Proposal 3: “FOR” the advisory vote approval of executive compensation (Say-On-Pay Vote);
•	Proposal 4: To hold an advisory vote on executive compensation every “THREE” years;
•	Proposal 5: “FOR” the proposal to approve the amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock; and
•	In the discretion of the proxies on other matters properly brought before the Annual Meeting.
If your shares are held in street name through a broker, bank or other nominee for your benefit and your voting instruction form is properly executed, returned and received before the Annual Meeting and is not revoked, it will be voted in accordance with your instructions. If you have not furnished voting instructions within a specified period before the Annual Meeting, brokerage firms and other nominees may vote their customers’ unvoted shares on “routine” matters but not on non-routine matters. Routine matters include the ratification of the appointment of our independent registered public accounting firm and the amendment to Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock, but do not include the other proposals on the ballot.
The voting instruction form also grants the proxy holders discretionary authority to vote on any other business that may properly come before the Annual Meeting as well as any procedural matters. As of the date of this proxy statement, the Company does not know of any other matters that will be presented at the Annual Meeting.

INFORMATION CONCERNING THE ANNUAL MEETING
Who can attend the Annual Meeting?
All shareholders of Astronics Corporation who owned shares of record on April 4, 2023 may attend the Annual Meeting. If you want to vote in person and you hold Astronics Corporation Common Stock in street name (i.e., your shares are held in the name of a brokerage firm, bank or other nominee), you must obtain a proxy card issued in your name from your broker and bring that proxy card to the Annual Meeting, together with valid identification. If you hold stock in street name and want to attend the Annual Meeting but not vote in person at the Annual Meeting, you must bring a legal proxy issued to you by your broker or nominee and valid identification.

PROXY SUMMARY
ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS
ENVIRONMENT
Environmental Approach
Astronics is committed to minimizing the impact of its activities on the environment. The Company maintains a variety of formal policies and procedures related to protection of the environment, energy conservation and waste management, as well as general business practices that are part of its culture. These policies and procedures are specific to each subsidiary. In most instances, these policies and practices are embedded in Astronics’ Employee Handbook. Employees must certify – in many cases annually -- that they have read and will comply with the Employee Handbook. In fact, Astronics’ PECO facility is a Zero Liquid Discharge facility.
In addition, when considering an acquisition or partnership, the Company embeds questions specific to environmental matters within its due diligence approach. These include claims, policies, certifications and procedures relative to environmental management. Astronics Corporation asks these in an effort to both promote positive environmental policies and practices as well as to minimize any risk when assessing the acquisition candidate.
While Astronics does not currently track environmental metrics on a company-wide basis, the Company recognizes the value and importance of reducing its impact on the global environment.
Certifications and Training
Astronics Connectivity Systems & Certification Corp. and Astronics Advanced Electronic Systems Corp. have processes that comply with the requirements of ISO-14001, the international standard for effective environmental management.
Most of the Company’s operations maintain formal programs that establish goals and measure progress towards those goals regarding reductions and disposal of hazardous substances, recycling and minimization of power consumption, among other efforts. In those operations that are not ISO-14001 compliant, Astronics meets or exceeds all applicable environmental laws and regulations by maintaining many initiatives and practices that reduce its impact on the environment. Some examples of such initiatives and practices include policies to reduce paper, policies to reduce single occupancy commuting, replacement of older, less-efficient lighting with energy efficient motion-based LED lighting, active waste recycling, water consumption reduction programs, and providing electric car recharging stations and bicycle storage at its largest operation.
Each subsidiary is expected to conduct both government/regulatory mandated training as well as professional development training, depending upon that subsidiary’s areas of expertise. Specific certifications may be found at each subsidiary website: https://www.astronics.com/subsidiaries.
Vendor Code of Conduct
While Astronics Corporation does not have a separate vendor code of conduct, as part of its contracts, the Company Code of Conduct requires that its vendors adhere to the spirit of its Code of Ethics (see Social/Human Capital Management). In addition, language to this effect is often included in the Terms and Conditions portion of the Company’s contracts with suppliers and customers. When required as part of an agreement, Astronics Corporation has signed a customer’s Code of Conduct.

Supply Chain
Astronics strives to maintain the integrity of its supply chain to the best of its ability. Astronics Corporation files Form SD Conflict Minerals Disclosure to be compliant with SEC regulations and, in many instances, the Company also is required to comply with government standards in evaluating and choosing suppliers. Each subsidiary works with its suppliers to determine if legal and regulatory requirements are met.
Conflict Minerals
Astronics complies with all applicable conflict minerals regulations, including the US Securities and Exchange Commission’s Conflict Minerals Rule and the European Union’s Conflict Minerals Regulation.
Astronics’ Conflict Minerals Policy is to only use tin, tungsten, tantalum, or gold whose source can be traced to scrap/recycled materials or smelters and refiners that are conformant with the Responsible Minerals Initiative’s (RMI) Responsible Minerals Assurance Process (RMAP). Astronics encourages the use of responsibly mined minerals from the Democratic Republic of the Congo and adjoining countries.
To ensure compliance with this policy, Astronics has put in place procedures that conform with the Five-Step Framework for Risk-Based Due Diligence as described in OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.
Astronics’ standard purchase order terms and conditions require our suppliers to adapt a conflict minerals policy similar to Astronics and to provide Astronics each year with an updated Conflict Minerals Reporting Template (CMRT), the industry-standard reporting form published by the RMI.
A copy of Astronics’ current Form SD may be found on its website at www.astronics.com/about/conflict-minerals.

SOCIAL / HUMAN CAPITAL MANAGEMENT
Human Capital Management and Corporate Culture
Astronics Corporation greatly values its employees and recognizes that, without them, the Company would not have achieved the success it has accomplished since inception. Astronics strives to provide a positive, supportive work culture with a clear global vision and a collaborative work style. The Company strongly believes that a focus on learning and supporting career development can lead to success. Astronics Corporation regularly earns “best employer” awards.
As it relates to customers, investors, suppliers and partners, the Company is dedicated to conducting business with integrity and responsibility for the greater good. Astronics Corporation promotes honest and ethical conduct, compliance with applicable government regulations and accountability by all of its directors, officers and employees. When considering an acquisition or partnership, the Company embeds questions specific to human capital management within its due diligence approach. These questions are in the areas of culture, equal employment opportunity, compliance with governing bodies, ethics, as well as employee benefits. Astronics Corporation asks these in an effort to ensure that the acquisition candidate is a positive cultural fit and to minimize any risk when assessing the acquisition candidate.
Relative to collective bargaining agreements, the Company has hourly production employees at PECO who are subject to collective bargaining agreements. Astronics Corporation considers its relations with all of its employees to be good.
The Board’s Role
Astronics Corporation’s Corporate Governance Guidelines outline expectations that the Board establish and promote policies that encourage a positive, supportive work culture. The Board recognizes that culture is critical to the long-term success of Astronics and its strategy. Therefore, the policies referenced herein apply to the Board as well as to relationships among and between the Board and employees.

Voice of the Employee
The lifeblood of any organization is its employee base. Astronics relies on its individual subsidiaries to regularly gather employee feedback, using the method each subsidiary believes is most appropriate. In some instances that feedback is obtained through “Town Hall” formats; in other instances it is obtained through surveys. However the feedback is collected, the Company expects its managers to solicit and, where applicable, use employee feedback to improve its business practices and working environment.
Diversity and Inclusion
Astronics believes that diversity and inclusion is critical for the attraction and retention of top talent. The Company employs policies and procedures to recruit women and minority talent as well as policies to ensure pay equality. Astronics Corporation has an Equal Employment Opportunity Policy whereby the Company commits to providing equal employment opportunity for all qualified employees and applicants without regard to race, color, sex, sexual orientation, gender identity, religion, national origin, disability, veteran status, age, marital status, pregnancy, genetic information or other legally protected status. This policy is posted on the Astronics Corporation website at https://www.astronics.com/careers.
Certifications and Training
The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to its Chief Executive Officer and Chief Financial Officer as well as all other directors, officers and employees of the Company. The Company will disclose any amendment to this Code of Business Conduct and Ethics or waiver from a provision of its Code of Business Conduct and Ethics that applies to the Company’s Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer or Controller, including the name of such person to whom the waiver was granted, on its website.
Further, the Company has a policy on Combatting Human Trafficking to ensure that employees, agents and suppliers of the Company do not engage in human trafficking or human trafficking activities.
The Company’s explicit statement regarding not tolerating human trafficking can be found at https://investors.astronics.com/corporate-governance/governance-documents.
Each subsidiary is expected to conduct both government/regulatory mandated training as well as professional development training, depending upon that subsidiary’s areas of expertise. The Company requires all of its employees to certify that they have read and understood the Code of Ethics. Based upon the needs of, and regulations associated with, each of the Company’s businesses, Astronics Corporation requires training for both regulatory and corporate compliance purposes.
Safety and Health
Astronics is committed to the safety of its customers and its employees. Each Astronics operation maintains environmental, health and safety policies that seek to promote the operation of its businesses in a manner that is protective of the health and safety of the public and its employees. Astronics Corporation’s operations offer several health and welfare programs to employees to promote fitness and wellness and to encourage preventative healthcare. In addition, Astronics’ employees are offered a confidential employee assistance program that provides professional counseling to employees and their family members. Also, many of the Company’s operations offer greenspace for employees to use during their breaks.

Policies
It is Astronics’ intention to provide a safe, healthy working environment for its employees, to the extent possible. To achieve this, the Company has created the following policies, all of which are available publicly, as indicated, some of which are internal to the organization:
•	Code of Business Conduct and Ethics: https://www.astronics.com/docs/default-source/atro-legal/code-of-ethics
•	Statement on Human Trafficking: https://investors.astronics.com/corporate-governance/governance-documents
•	EEOC policy: https://www.astronics.com/careers
•	Affirmative Action Policy:https://www.astronics.com/careers
•	Drug-free workplace statement: https://www.astronics.com/docs/default-source/atro-legal/code-of-ethics
•	Improper conduct/discrimination/harassment statement: https://www.astronics.com/docs/default-source/atro-legal/code-of-ethics
•	Health and Safety statement: https://www.astronics.com/docs/default-source/atro-legal/code-of-ethics
•	Whistleblower (Reporting and Effect of Violations) statement: https://www.astronics.com/docs/default-source/atro-legal/code- of-ethics
Additional documents and policies may be found at: https://investors.astronics.com/corporate-governance/governance-documents.
Benefits
Astronics offers a generous benefits program for its employees. The Company provides a drug-free work environment and requires drug screening of all candidates accepting employment.

Awards
Astronics Corporation is proud to have received numerous awards, recognizing both product quality as well as the Company’s ability to provide an excellent work environment.
A few of these awards include: 9th Best Large Company to Work For as part of Washington’s Best 100 Places to Work for 2022 by Seattle’s Business Magazine (included in 13 of last 16 years); 2021 America by Design: People’s Choice Award; 2020 Crain’s List: Chicago’s Largest Research and Development Labs; 2019 GOOD DESIGN Award; APEX 2019 Best Cabin Innovation Award; General Atomics Supplier
Excellence Award (2016, 2017, 2018); Washington’s 100 Best Companies to Work For; Tech Briefs 2017 Product of the Year; Chicago’s 101 Best and Brightest Companies to Work For (2021 and 2022); Intel Supplier Continuous Quality Improvement; 2017 and 2018 Military & Aerospace Electronics Innovators Awards-Platinum; 2018 Global Technology Award; 2014-2022 Top Workplace Award-Orange County Register (eight consecutive years) and 2021 Top Workplace Manufacturing (National).
Voice of the Customer
Customer feedback is critically important to advancing initiatives and improving service levels. To accomplish this, the Company actively seeks customer feedback on an ongoing basis, relying upon each subsidiary to engage as that business sees fit. Customer feedback mechanisms employed by Astronics subsidiaries routinely include the use of customer “scorecards” as well as soliciting input through ongoing discussions.
Community Engagement
Astronics’ employees participate in numerous community engagement activities. Astronics supports and encourages its employees to be active and participate in local charitable activities and believes that the employee should choose to support the organization which means the most to her/him/them. The Company supports its employees at the subsidiary level, providing them with needed time off and, at times with matching donations, to engage with the charities of their choice. Those charities have included supporting local food banks and Marine Corps Toys for Tots. For more information, please click on each of the Company’s individual subsidiaries at https://www.astronics.com/careers.

INFORMATION SECURITY
Information security is critical to the Company’s operations around the world. We employ industry-leading security practices, while leveraging software and product security engineering to protect our networks, systems and information from cyber threats. Our cybersecurity strategy prioritizes detection, analysis and response to known, anticipated or unexpected cyber threats, effective management of cyber risks, and resilience against cyber incidents. We continuously strive to exceed industry best practices and implement risk-based controls to protect our partners’ and the Company’s information and information systems. In order to protect both commercial and defense-related businesses and support our production operations, the Company has adopted security principles in accordance with the National Institute of Standards and Technology Cybersecurity Framework, contractual requirements and other global standards. We also leverage industry and government associations, third-party benchmarking, audits, and threat intelligence feeds, among other things, to ensure the effectiveness of our cybersecurity efforts and proactively allocate resources.
The Company’s Director of Information Technology provides a report to the Board of Directors on an annual basis, or more frequently as needed, with respect to information security activity, security assessments, controls and investments.
The Company has in place a Cyber Risk Liability Insurance policy written by the Traveler’s for a twelve-month term expiring July 1, 2023. The twelve-month premium was $63,983. The policy has a limit of $3 million in the aggregate and provides coverage related to data breaches and other cyber security measures.

GOVERNANCE
Corporate Responsibility
Astronics Corporation is dedicated to conducting business with integrity and responsibility. The Company promotes honest and ethical conduct, compliance with applicable government regulations and accountability by all of its directors, officers and employees. The Company’s Board has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics which, in conjunction with Board committee charters, form the framework for its governance and is applicable to its directors and all employees. The Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, committee charters and key policies as warranted. The Company will disclose on its website any amendment to its Code of Business Conduct and Ethics or waiver from a provision of this Code of Business Conduct and Ethics that applies to the Company’s Chief Executive Officer, Chief
Financial Officer or Principal Accounting Officer or Controller, including the name of such person to whom the waiver is granted. Astronics Corporation’s business is conducted by its employees, managers and officers, under the direction of the Chief Executive Officer (CEO) and the oversight of the Board, to enhance the long-term value of Astronics Corporation for its shareholders. The Board of Directors stands in a fiduciary relation to the Company and, in discharging these fiduciary duties, directors shall act in a manner that they reasonably believe to be in the best long-term interests of the Company, in particular, the interests of the shareholders. The Board recognizes that the interests of the Company and its shareholders are advanced when they take into account the concerns of and the effect of any action upon employees, suppliers, customers, the communities in which operations are established, and other pertinent factors.
Governance Highlights
Supermajority of independent directors
Independent Board Committees
Annual Board member election
Require double-trigger for equity acceleration under employment termination benefit agreements upon a change in control
Maintain a competitive compensation package
Strong lead independent director role and responsibilities
Require stock ownership for the Board of Directors
Annual Board and Committee self-evaluations
Strategy and risk oversight by full Board
Board and Committees have the right to retain independent outside financial, legal or other advisors
Director “overboarding” limits
Regular executive sessions of independent directors
CEO succession plan

Policies and Charters
Astronics has several policies and charters to guide the conduct and action of the Company’s employees and Board of Directors. Some of the Company’s policies contain sensitive information and are not made public, such as our policies on Social Media and Cybersecurity. Website links for those that are available to the public follow as indicated:
•	Audit Committee Charter:
https://investors.astronics.com/corporate-governance/governance-documents
•	Compensation Committee Charter:
https://investors.astronics.com/corporate-governance/governance-documents
•	Nominating/Governance Committee Charter:
https://investors.astronics.com/corporate-governance/governance-documents
•	Sustainability Committee Chater:
https://investors.astronics.com/corporate-governance/governance-documents
•	Corporate Governance Guidelines:
https://investors.astronics.com/corporate-governance/governance-documents
•	Political contributions statement: https://www.astronics.com/docs/default-source/atro-legal/code-of-ethics
•	Social media policy
•	Cybersecurity policy; compliant with NIST 800-171

PROPOSAL 1: ELECTION OF DIRECTORS
THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES. Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2024
New Board Developments since the 2022 Proxy Statement
On February 24, 2023, Ms. Linda O’Brien joined the Board of Directors of Astronics Corporation.
Mr. Raymond Boushie was not nominated for re-election
at the Annual Meeting. Mr. Boushie has served on the Board since 2005. The Company and the Board of Directors are grateful for his service.
Election of Directors
Astronics Corporation’s By-Laws, as amended, provide that the Board of Directors shall be composed of not less than three nor more than nine persons, as determined by the Board of Directors. Currently, the Board includes nine members, elected at each Annual Meeting of shareholders and who serve for a term of one year or until their successors are duly elected and qualified.
Director Raymond Boushie will not stand for re-election at the Annual Meeting. As a result, there would be one vacancy on the Board following the Annual Meeting. However, the Nominating/ Governance Committee has recommended to the Board, and the Board has approved, a reduction in the size of the Board as of the Annual Meeting from nine members to eight members.
Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election as Directors of Robert T. Brady, Jeffry D. Frisby, Peter J. Gundermann, Warren C. Johnson, Robert S. Keane, Neil Y. Kim, Mark Moran, and Linda G. O’Brien, each of whom has been previously elected by Astronics Corporation shareholders other than Ms. O’Brien. Ms. O’Brien was recommended to the Nominating/Governance Committee for consideration as a director by a non-management director. If any of these nominees should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person as the Board of Directors shall designate. The Board of Directors has no reason to believe that any of these nominees will be unable or unwilling to serve if elected to office.

DIRECTOR NOMINEES
Included in the information below are current directors and/or director nominees of the Company who are presently serving, or have served during the preceding five years, on boards of directors of other publicly traded companies.
Robert T. Brady, 82
Lead Independent Director; Audit (Chair) and Sustainability Committees; Director since 1990
Experience
Robert T. Brady retired in January 2014 as the Chairman of the Board of Moog Inc., a publicly traded company that is a designer and manufacturer of high performance motion and control systems for use in aerospace, defense, industrial and medical markets. Mr. Brady was Chief Executive Officer of Moog Inc. from 1988 to December 1, 2011, Chairman of the Board from 1996 until his retirement, and a director of Moog Inc. from 1984 until January 2014. Prior to joining Moog in 1966, Mr. Brady served as an officer in the U.S. Navy. Mr. Brady received his B.S. in Mechanical Engineering from the Massachusetts Institute of Technology and his M.B.A. from Harvard Business School.
Other Public Board Memberships
Director, M&T Bank Corporation
Skills and Qualifications
Mr. Brady’s past experience as Chairman of Moog Inc. and as director of other public companies provides Astronics Corporation with valuable insight into governance trends and metrics. Similarly, Mr. Brady’s former experience as CEO of Moog Inc. has provided him with extensive management experience within the same industry as Astronics Corporation. His institutional knowledge of the aerospace and defense industry provides helpful context in creating the Company’s long-term strategy. In addition, his financial qualifications and ongoing education make him a strong asset to the Audit Committee.
Jeffry D. Frisby, 67
Director; Sustainability (Chair) and Audit Committees; Director since 2016
Experience
Jeffry D. Frisby serves as the Executive Chairman of PCX Aerostructures, LLC, primarily a supplier of flight critical mechanical systems and assemblies, including rotor heads, landing gear and external fuel tanks. He was President and Chief Executive Officer of PCX Aerostructures, LLC from April 2017 until September 2021. Previously, Mr. Frisby was Chief Executive Officer of Triumph Group, Inc., a publicly traded company that is a global leader in manufacturing and overhauling aerospace structures, systems and components, from July 2012 until April 2015, and its President from July 2009 until April 2015. Mr. Frisby served as Triumph’s Chief Operating Officer from July 2009 to July 2012. Previously, he had been Group President of Triumph Aerospace Systems Group, a group of companies that design, engineer and manufacture a wide range of proprietary and build-to-print components, assemblies and systems for the global aerospace original equipment manufacturers, from April 2003 to July 2009. He also held a variety of other positions within the Triumph Group as well as a predecessor group company, Frisby Aerospace, Inc. Mr. Frisby served as a Director of Triumph Group, Inc. from 2012 to April 2015. Mr. Frisby holds a B.S. in Business from Wake Forest University, Calloway School of Business. Mr. Frisby has over 40 years of Aerospace industry experience.
Other Public Company Board Memberships
Director, Quaker Houghton
Skills and Qualifications
Mr. Frisby brings significant aerospace experience spanning nearly 40 years, in addition to deep executive leadership, M&A and manufacturing expertise from his service as President and CEO of PCX Aerostructures as well as Triumph Group, Inc. Other skills include accounting/finance, financial reporting, industrial marketing, organizational development, global organizations, strategic planning and corporate development. Mr. Frisby brings complementary experience in corporate governance, audit and compensation through his service on the boards of other public and private companies.

Peter J. Gundermann, 60
Chairman of the Board, Director, President and Chief Executive Officer of the Company; Director since 2001
Experience
Peter J. Gundermann has been a director of Astronics since 2001 and has held the position of President and Chief Executive Officer of the Company since 2003. Mr. Gundermann was named Chairman of the Board in June 2019. Mr. Gundermann had previously served as the President of Astronics’ Aerospace and Defense subsidiaries since 1991 and has been with the Company since 1988. He holds a B.A. in Applied Mathematics and Economics from Brown University and earned an M.B.A. from Duke University.
Other Public Company Board Memberships
Director, Moog Inc.
Skills and Qualifications
Mr. Gundermann brings his deep institutional knowledge of the aerospace industry and of Astronics Corporation based on his tenure with the Company of more than thirty years. During this time, he has gained experience in the areas of M&A, finance and accounting, manufacturing and logistics, strategy, product development, customer management, and public company processes.
Warren C. Johnson, 63
Director, Nominating/Governance and Sustainability Committees; Director since 2016
Experience
Warren C. Johnson served as President of the Aircraft Group for Moog Inc. from 2007 to 2016. Mr. Johnson was Vice President and General Manager of Moog’s Aircraft Group from 1999 to 2007 and prior to that served as Chief Engineer and Military Aircraft Product Line Manager of the Moog Aircraft Group. Mr. Johnson holds a B.S. and M.S. in Mechanical Engineering from The Ohio State University. In 2004, Mr. Johnson completed a Sloan Fellows M.B.A. at the Massachusetts Institute of Technology.
Skills and Qualifications
Mr. Johnson brings noteworthy aerospace experience from his 33-year career at Moog Inc., a worldwide manufacturer of high performance motion and control systems for use in aerospace, defense, industrial and medical markets, including leading Moog’s efforts to streamline aerospace product development cycle time and lean activities. His experience includes global operations as well as evaluating and integrating acquisition candidates.

Robert S. Keane, 60
Director, Compensation and Nominating/Governance Committees; Director since 2019
Experience
Robert S. Keane has served as President and Chief Executive Officer of Cimpress plc since he founded Cimpress in January 1995 and as Chairman of Cimpress plc’s Board of Directors since November 2018. Mr. Keane previously served as Chairman of Cimpress’s former Management Board from September 2009 to November 2018 and as the Chairman of its Board of Directors from January 1995 to August 2009. From 1988 to 1994, Mr. Keane was an executive at Flex-Key Corporation, a former subsidiary of Astronics Corporation. Mr. Keane earned his B.A. in Economics from Harvard College and his MBA from INSEAD (France).
Other Public Company Board Memberships
Chairman, Cimpress plc
Skills and Qualifications
Mr. Keane has extensive experience leading complex, global operations. He has a strong track record of growing successful companies both organically and by acquisition and is very experienced with public company processes. His previous experience with Astronics early in his career gives him a unique insight into the history and culture of the Company.
Neil Y. Kim, 64
Director, Compensation (Chair) and Audit Committees; Director since 2016
Experience
Neil Kim served as Chief Technology Officer and Executive Vice President of Marvell Technology Group Ltd. from April 2017 until his retirement in May 2019. Prior to that, Mr. Kim served as Broadcom Corporation’s Executive Vice President of Operations and Central Engineering until 2016 and was responsible for the company’s global manufacturing including foundry operations, supply chain management and corporate procurement. Mr. Kim joined Broadcom in 2000 and held a variety of senior management positions including Senior Vice President and Vice President of Central Engineering, as well as Senior Vice President of Operations and Engineering. Prior to Broadcom, from 1993 to 2000, Mr. Kim held a variety of senior technical and management positions at Western Digital Corporation, a provider of products and services for storage devices. His roles included Vice President of Engineering, where he managed critical product development and technical transitions. Mr. Kim served on the board of the Global Semiconductor Association from 2009 to 2015. Mr. Kim is named as an inventor on 33 patents. He received a B.S. in Electrical Engineering from the University of California, Berkeley.
Skills and Qualifications
Mr. Kim brings deep expertise in global operations, supply chain and manufacturing, as well as executive leadership. In addition to his public and private company Board experience, Mr. Kim has significant experience working for and with global organizations and in identifying, executing and integrating acquisitions.

Mark Moran, 67
Director, Nominating/Governance (Chair) and Compensation Committees; Director since 2018
Experience
Mark Moran served as the Chief Operations Officer of Continental Airlines prior to his retirement in 2012. He spent 17 years with Continental prior to its acquisition by United Airlines. During his tenure, which included eight years as the head of Operations, Continental grew to the fifth largest US airline with 2,600 daily flights to over 260 airports. Since his retirement from Continental, Mr. Moran has served as an independent aviation consultant to several multinational OEMs and Tier 1 suppliers to OEMs. Prior to Continental, Mr. Moran served ten years with USAir/Piedmont, and before that, five years with Boeing Corporation. He is a graduate of Marquette University, where he earned a B.S. in Engineering.
Skills and Qualifications
Mr. Moran brings strong aerospace experience to the Astronics board due to his career in the commercial airline industry. His perspective as a customer is a unique contribution to our deliberations. The Company is increasingly involved with promoting its products directly to operators, and his in-depth knowledge of airline operations and priorities complements the perspectives of others in the group.
Linda O’Brien, 59
Director; Director since 2023
Experience
Linda G. O’Brien has served as Vice President and Chief Engineer-Aeronautics of Lockheed Martin Aeronautics since September 2021. She was originally employed by Lockheed/General Dynamics from 1986 to 2006, rejoining Lockheed Martin Aeronautics in 2016. At Lockheed, Ms. O’Brien held a variety of positions before assuming her current role, including Program Management Director and Deputy Vice President of ISR and Unmanned Systems (June 2019-September 2021), Engineering Director-Deputy to the Vice President of Engineering and Technology (February 2018-May 2019) and Engineering Director-Chief Engineer of Advanced Pilot Training (April 2016 to February 2018). Prior to Lockheed, Ms. O’Brien was a Senior Program Manager at Sikorsky Aircraft Company and Director of Commercial Programs for Bell Helicopter Textron. Ms. O’Brien holds a B.S. in Mechanical Engineering from the University of Tennessee, a M.S. in Mechanical Engineering from Southern Methodist University and an M.B.A. from Texas Christian University.
Skills and Qualifications
Ms. O’Brien brings over 35 years of strong technical and aerospace industry experience to the Astronics board. Her perspective as an engineer is a unique contribution to our deliberations and complements the perspectives of others in the group.

BOARD MATTERS
Board of Directors Independence
Pursuant to the Nasdaq listing standards, a majority of the Directors are required to be independent, as that term is defined by applicable laws and regulations and in the Nasdaq listing standards. A Director will be considered independent only if the Board has affirmatively determined that the Director has no material relationship with Astronics, either directly or as a partner, shareholder or officer of an organization that has a relationship with Astronics that, based on the requirements of applicable laws and regulations and the Nasdaq listing standard, would impair his or her independent judgment. Under the terms of the Company’s corporate governance guidelines, not more than three individuals who fail to be determined to be independent Directors shall serve on the Board at any one time, provided, however, that this limitation on the number of non-independent directors shall not require a Director to resign or retire from the Board prior to the expiration of a term to which he or she was duly elected by the shareholders so long as the Board then has a majority of independent Directors.
The Board will annually review all commercial and charitable relationships of Directors to determine if there is a material relationship that would preclude the Board from making an affirmative determination that an individual Director is independent. To facilitate this review, each non-employee Director will annually provide information regarding the Director’s business and other relationships with Astronics, its affiliates and senior management to enable the Board to evaluate the Director’s independence.
The Board of Directors has determined that each of its current directors, except for Mr. Gundermann, is independent within the meaning of the Nasdaq Stock Market, LLC director independence standards as currently in effect. In addition, each member of the Audit Committee, the Compensation Committee, the Nominating/Governance Committee and the Sustainability Committee is independent.
Board of Directors Ethics and Commitment
Directors shall possess the highest personal and professional ethics and integrity, and, in performance of their duties as directors, shall represent the long-term interests of the shareholders. The Board believes that its membership should reflect a diversity of experience, gender, race and ethnicity. Directors are selected on the basis of experience and personal capacities, including experience in industries similar to Astronics Corporation’s, managerial or other leadership experience; business acumen or particular expertise, business development experience, strategic capability, independence of judgment; familiarity with corporate governance, risk assessment and the responsibilities of directors; standing and reputation as a person of integrity; the potential contribution of each individual to the diversity of backgrounds, experience and competencies which the Nominating/Governance Committee desires to have represented and ability to work constructively with the CEO and the Board.
Directors must devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time. Directors are expected to inform the Chairman if there is any significant change in their personal circumstances, including a change in their principal job responsibilities. Directors are expected to attend meetings of the Board and Committees of the Board on which they serve, except for good reason, and be prepared.
Board of Directors Meetings and Standing Committees
The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate. All directors are expected to attend each meeting of the Board of Directors and the committees on which s/he serves, and are also invited, but not required, to attend the Annual Meeting. During the year ended December 31, 2022, the Board of Directors held eight meetings. Each director attended at least 75% of the total number of meetings of the Board of Directors and the committees on which she/he/they serves held in 2022, other than Mr. Boushie and Mr. Keane. Mr. Boushie was unable to attend at least 75% of such meetings due to health issues.

Mr. Gundermann attended the 2022 Annual Meeting, but due to the continuing COVID-19 pandemic, Messrs. Boushie, Brady, Frisby, Johnson, Keane, Kim and Moran did not attend.
The Board of Directors has four standing committees: an Audit Committee; a Compensation Committee; a Nominating/Governance Committee; and a Sustainability Committee. The Sustainability Committee was established in February 2022.
Audit Committee
The Audit Committee consists of Messrs. Brady (Chair), Boushie, Frisby and Kim, each of whom is independent within the meaning of the Nasdaq Stock Market, LLC director independence standards as currently in effect. The Board of Directors has determined that each of Messrs. Brady, Boushie and Frisby qualify as an “audit committee financial expert” as defined under federal securities laws serving on its Audit Committee. Information regarding the functions performed by the Committee is set forth in the “Report of the Audit Committee” included in this proxy statement. The Audit Committee held four meetings in 2022.
The Audit Committee is governed by a written charter approved by the Board of Directors that is posted on the “Corporate Governance” section of the Company’s website at https://investors.astronics.com/corporate-governance.
Effective as of the date of the Annual Meeting, the Audit Committee will consist of Messrs. Brady (Chair), Frisby and Kim.
Compensation Committee
The Compensation Committee consists of Messrs. Kim (Chair), Boushie, Keane and Moran, each of whom is independent within the meaning of the Nasdaq Stock Market, LLC director independence standards as currently in effect. The Compensation Committee is responsible for reviewing and approving compensation levels for the Company’s executive officers and reviewing and making recommendations to the Board of Directors with respect to other matters relating to the compensation practices of the Company. In appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer with respect to reviewing and approving compensation levels for other executive officers. The Compensation Committee does not use outside compensation consultants on a regular basis. The Committee may consult broad-based, third-party survey data to obtain a general understanding of current compensation practices of companies of similar size and industry in which the Company competes for employees.
The Compensation Committee held three meetings in 2022.
The Compensation Committee is governed by a written charter approved by the Board of Directors that is posted on the “Corporate Governance” section of the Company’s website at https://investors.astronics.com/corporate-governance.
Effective as of the date of the Annual Meeting, the Compensation Committee will consist of Messrs. Kim (Chair), Keane and Moran, and Ms. O’Brien.
Nominating/Governance Committee
The Nominating/Governance Committee consists of Mr. Moran (Chair), Johnson and Keane, each of whom is independent within the meaning of the Nasdaq Stock Market, LLC director independence standards as currently in effect. The Nominating/Governance Committee is responsible for evaluating and selecting candidates for the Board of Directors and addressing and overseeing corporate governance matters on behalf of the Board of Directors.
In performing its duties to recommend nominees for the Board of Directors, the Nominating/Governance Committee seeks director candidates with the following qualifications, at minimum: high character and integrity; substantial life or work experience that is of particular relevance to the Company; sufficient time available to devote to his or her duties; and ability and willingness to represent the interests of all shareholders rather than any special interest group. The Nominating/Governance Committee may use third-party search firms to identify Board of Director candidates. It also relies upon recommendations from a wide variety of its contacts, including current executive officers, directors, community leaders and shareholders, as a source for potential candidates.
Shareholders wishing to submit or nominate candidates for election to the Board of Directors must supply information in writing regarding the candidate to the Nominating/Governance Committee at the Company’s executive offices in East Aurora, New York. This information should include the candidate’s name, biographical data and qualifications. Generally, the Nominating/Governance Committee will conduct a process of making a preliminary assessment of each proposed nominee based upon biographical data and qualifications. This information is evaluated against the criteria described above and the specific needs of the Company at the time. Additional information regarding proposed nominees may be requested. On the basis of the information gathered in this process, the Nominating/Governance Committee determines which nominees to recommend to the Board of Directors. The Nominating/Governance Committee uses the same process for evaluating all nominees, regardless of the source of the recommendation.
The Nominating/Governance Committee held four meetings in 2022. The Nominating/Governance Committee is governed by a written charter that is posted on the “Corporate Governance” section of the Company’s website at https://investors.astronics.com/corporate-governance.
Effective as of the date of the Annual Meeting, the Nominating/Governance Committee will consist of Messrs. Moran (Chair), Johnson and Keane and Ms. O’Brien.
Sustainability Committee
In February 2022, the Board of Directors established a Sustainability Committee. The Sustainability Committee consists of Messrs. Frisby (Chair), Brady and Johnson. The Sustainability Committee held one meeting in 2022.
The Sustainability Committee is governed by a charter that was adopted on September 8, 2022. The Sustainability
Committee assists the Board in its assessment and evaluation of the Company’s sustainability programs and initiatives pertaining to the Company’s business, operations and employees. The charter is posted on the “Corporate Governance” section of the Company’s website at https://investors.astronics.com/corporate-governance.
Executive Sessions of the Board
Independent directors meet regularly in executive sessions. Non-management directors are all those directors who are not Company employees and includes directors, if any, who are not independent as determined by the Board of Directors. The Company’s non-management directors consist of all of its current directors except Mr. Gundermann. An executive session of the Company’s non-management directors is generally held in conjunction with each regularly scheduled Board of Directors meeting. Additional executive sessions may be called at the request of the Board of Directors, the Lead Independent Director or the non-management directors.
Role of the Lead Independent Director
In addition to the Chairman, the Board has a Lead Independent Director. Mr. Brady has served in this role since February 2020. The principal role of the Lead Independent Director is to serve as liaison between the Chairman and CEO and the Directors. The specific responsibilities of the Lead Independent Director are, among others, to:
(i) collaborate with the Chairman and CEO to ensure the appropriate flow of information to the Board;
(ii) consult with the Chairman and CEO regarding Board agenda items;
(iii) coordinate and develop the agenda for and preside at executive sessions and sessions of the Board’s independent Directors, and as appropriate, communicate to the Chairman and CEO the substance of the discussions;
(iv) in the absence of the Chairman, act as Chair of meetings of the Board;
(v) recommend, when necessary, special meetings of the Board; and
(vi) act as principal liaison between the Directors and the Chairman and CEO on sensitive issues.
The agenda for each Board meeting shall be established by the Chairman and the Lead Independent Director, and any Director may request items to be included on the agenda. Ample time is scheduled for each Board meeting to assure full discussion of important matters whether included on the agenda or not. Agendas always include financial and operating reports in addition to other reports, such as business unit and subject matter presentations, that could enhance a Director’s perspective and knowledge on various matters. Agenda and meeting materials are distributed in advance of Board and Committee meetings, and each Director has a duty to review the materials prior to the meeting.

Board Refreshment and Experience
The Board is committed to continuous improvement and employs a rigorous process to ensure that the composition of the Board is diverse, balanced and aligned with the evolving needs of the Company. The Board assesses the diversity of the directors’ experience, expertise, perspective, tenure and age, among other attributes, to ensure it has an appropriate mix of skills and experience to fulfill its oversight obligations.
The Board also considers the Company’s long-term strategy when evaluating which specific skills and experience are required and weighs those skills when evaluating the current and potential directors. As part of the evaluation of the directors’ skills and experience, the Board reviews a director skillset chart which identifies expertise, experience and other characteristics that contribute to an effective and well- functioning board. The skills and qualifications for each current Director may be found within their biographies on pages 14 to 17.
Annual Board Evaluation Process
The Board and each of the committees performs annual self-evaluations. The Nominating/Governance Committee develops and conducts the Board evaluation and ensures that each committee of the Board conducts its own self-evaluation. The Board of Directors then reviews this feedback and makes improvements, as necessary.
Limit on Other Directorships
Directors who also serve as CEOs or in equivalent positions should not serve on more than two boards of public companies in addition to the Astronics Board, and other Directors should not serve on more than four other boards of public companies in addition to the Astronics Board. Membership on additional public company boards beyond the limits specified above by a director for exceptional reasons requires approval by the Nominating/Governance Committee or its chairperson. Directors are expected to notify the Nominating/Governance
Committee in writing before accepting election or appointment to any public company board on which they did not serve when appointed to the Astronics Board.
The Board does not believe that arbitrary term limits on Directors’ service are appropriate nor does it believe that Directors should expect to be renominated annually. The Board self-evaluation process described above is an important determinant for Board tenure.
Board Interaction with Shareholders
Although the Company does not have a formal policy regarding communications with the Board of Directors, shareholders may communicate with the Board of Directors by writing to: Board of Directors, Astronics Corporation, 130 Commerce Way, East Aurora, New York 14052. Shareholders who would like their submission directed to a particular director may so specify and the communication will be forwarded, as appropriate. The Board believes that management should speak for the Company. Accordingly, each Director may refer all inquiries from shareholders, analysts, the press or customers to the CEO.
Shareholder Director Nominations
A shareholder entitled to vote in the election of Directors, may nominate a candidate for the Board of Directors only if written notice of the shareholder’s intent to do so has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company and received by the Company (a) with respect to an election to be held at an Annual Meeting of shareholders, not later than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year’s Annual Meeting (or, if the date of the Annual Meeting is changed by more than twenty (20) days from such anniversary date, within ten (10) days after the date the Company mails or otherwise give notice of the date of such Annual Meeting), and (b) with respect to an election to be held at a special meeting of shareholders called for that purpose, not later than the close of business on the tenth (10th) day following the date on which notice of the special meeting was first mailed to the shareholders of the Company.
Each shareholder’s notice of intent to make a nomination shall set forth: (i) the name(s) and address(es) of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder (a) is a holder of record of stock of the Company entitled to vote at such Annual Meeting, (b) will continue to hold such stock through the date on which the Annual Meeting is held, and (c) intends to appear in person or by proxy at the Annual Meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as now in effect or hereafter modified, had the nominee been nominated by the Board of Directors; and (v) consent of each nominee to serve as a director of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the qualifications of such person to serve as a director. No person shall be eligible for election as a director unless nominated (i) by a shareholder in accordance with the foregoing procedure or (ii) by the Board of Directors or a committee designated by the Board of Directors.
Board Evaluation and Oversight of Risk
The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is to understand the specific risks the Company faces and what mitigating steps are being taken, while balancing what is an appropriate level of risk for the Company. The involvement of the full Board of Directors in setting and overseeing business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. On a regular basis, senior leaders are invited to present to the Board of Directors on each business. These presentations include opportunities as well as risks and mitigating actions. On an ongoing basis, the Company relies on its business leaders to identify and mitigate risks wherever possible.
While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have oversight responsibility for specific areas of risk management. In particular, the Audit Committee focuses on financial risk, including internal controls over financial reporting, as well as compliance risk. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. The Sustainability Committee oversees the Company’s sustainability programs and assists in the integration of sustainability planning into the Company’s risk management process. The Company maintains a Cybersecurity policy as well as complaint procedures for accounting and auditing matters, the latter of which may be found on the Corporate Governance section of the Company’s website. The Company conducts regular periodic training of its employees as to the protection of sensitive information which includes security awareness training intended to prevent the success of “phishing” attacks.
Board Leadership Structure and Size
At present, the Board has determined that combining the roles of the Chief Executive Officer and Chairman is in the best interests of the Company. In addition to the Chairman, the Board has a Lead Independent Director who has substantial and significant responsibility on Board matters. The Board is free to reconsider the combination of Chief Executive Officer and Chairman roles in the future and may decide to do so if conditions change. It is the sense of the Board that a size of 7 to 9 members is about right for the Company in light of its size and complexity of its business. The Board proposes a slate of nominees to the shareholders for election to the Board. Shareholders may also propose nominees for consideration by the Nominating/Governance Committee by submitting the names and supporting information according to the deadlines set forth in the Company’s proxy statement for its most recent Annual Meeting to: Secretary, Astronics Corporation, 130 Commerce Way, East Aurora, New York 14052. Between annual shareholder meetings, the Board may elect Directors to fill vacancies to serve until the next Annual Meeting.

CEO Succession
Among its duties, the Board plans for the succession of the CEO. To assist the Board, the CEO provides an annual succession planning summary to the Board and advises the Board of his recommendations and evaluations of potential successors. The Compensation Committee provides assessment and feedback by the Board of Directors to the CEO on the strategic leadership, development, and internal and external representation of the Company.
The Board believes that the primary and most constructive interaction with management is through the normal process of scheduled Board and Committee meetings, whether they be on regular business or special matters, at which any discussions can best be informed by the collective and varied knowledge and experience of Directors and management. The Board also recognizes, however, that matters of integrity and corporate conduct, were they to arise, may call for direct access to senior management. As is judicious under these circumstances, independent Directors are free to contact executive officers and other senior managers of the Company without senior corporate management present. As noted above in the Board Evaluation and Oversight of Risk discussion, senior leaders are invited on a regular basis to present to the Board of Directors on each business. In this manner, the Board becomes familiar with leadership beyond the office of the CEO and CFO.
Directors’ and Officers’ Indemnification Insurance
The Company has in place Directors’ and Officers’ Liability Insurance policies written by the Chubb Group, Zurich, Travelers, C.N.A., AIG, AXA XL and Ace American Insurance Company, for a twelve-month term expiring July 1, 2023. The twelve-month premium was $828,464. The policies have limits of $55 million in the aggregate and provide indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities.
The Company also has entered into indemnification agreements with its directors and officers. The indemnification agreements provide that the director or officer will be indemnified for expenses, investigative costs and judgments arising from certain threatened, pending or completed legal proceedings.
Board Composition and Diversity
The Nominating/Governance Committee is responsible for developing the general criteria, subject to approval of the Board of Directors, for use in identifying, evaluating and selecting qualified candidates for election or re-election to the Board. The Nominating/Governance Committee periodically reviews the appropriate skills and characteristics required of the Board members in the context of the current composition of the Board. The Nominating/Governance Committee, in recommending candidates to the Board, seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets. When the Nominating/Governance Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the attributes of the existing Directors. In identifying candidates for director, the Board of Directors takes into account:
(i)	the comments and recommendations of Board
members regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members;
(ii)	the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall membership composition;
(iii)	the independence of outside directors and other possible conflicts of interest of existing and potential members of the Board of Directors; and
(iv)	all other factors it considers appropriate.
The Board of Directors believes that ethnic and gender diversity are important considerations when evaluating Director candidates along with such factors as background, skills, experience and expertise. Ms. O’Brien is diverse with respect to gender and Mr. Kim is diverse with respect to race/ethnicity. The Company will continue to consider all of these factors when proposing future candidates for the Board.

With respect to the current slate of Directors, the Board of Directors focused primarily on the information discussed in each of the directors’ individual biographies set forth elsewhere in this proxy statement. In particular, with regard to Ms. O’Brien and Messrs. Brady, Frisby, Johnson and Moran, the Board of Directors considered their significant experience, expertise and background with regard to the aerospace industry. With regard to Messrs. Kim and Keane, the Board of Directors considered their technical knowledge, significant mergers and acquisition experience, and expertise with complex, multinational organizations. The Board of Directors also considered the more than thirty years of experience with the Company represented by Mr. Gundermann, the Company’s Chairman of the Board and Chief Executive Officer.
Board Diversity Matrix as of April 1, 2023
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	8	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	6	—	—
Two or More Races or Ethnicities	—	1(1)	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
(1)	One director self-identifies as White and Hispanic.
COMPENSATION OF DIRECTORS
The following table sets forth the cash compensation as well as certain other compensation of the Company’s directors for the year ended December 31, 2022:
Name	Fees Earned or Paid in Cash	Restricted Stock Unit Awards(6)	Total
Raymond W. Boushie(1)(2)	$75,000	$109,999	$184,999
Robert T. Brady(1)	$75,000	$109,999	$184,999
Tonit M. Calaway(3)	$29,670	$45,833	$75,503
Jeffry D. Frisby(1)	$75,000	$109,999	$184,999
Peter J. Gundermann(4)	—	—	—
Warren C. Johnson(1)	$75,000	$109,999	$184,999
Robert S. Keane(1)	$75,000	$109,999	$184,999
Neil Kim(1)	$75,000	$109,999	$184,999
Mark Moran(1)	$75,000	$109,999	$184,999
Linda O’Brien(5)	—	—	—
(1)
In 2022, each of Messrs. Boushie, Brady, Frisby, Johnson, Keane, Kim and Moran were awarded 8,112 Restricted Stock Units under the Amended and Restated 2017 Long Term Incentive Plan. Each Restricted Stock Unit represents the right to receive, at settlement, one share of Common Stock. The Restricted Stock Units issued to Messrs. Boushie, Brady, Frisby, Johnson, Keane, Kim and Moran vested in full six months from the grant date on August 24, 2022, on which date each of Messrs. Boushie, Brady, Frisby, Johnson, Keane, Kim and Moran were issued 8,112 shares of Common Stock. At December 31, 2022, Messrs. Boushie, Brady, Frisby, Johnson and Kim had options to purchase 20,000; 20,000; 8,000; 8,000 and 8,000 shares of Common Stock, respectively, and 9,273; 9,273; 1,200; 1,200 and 1,200 shares of Class B Stock, respectively. The exercise price is 100% of the fair market value on date of grant. As of December 31, 2022, Mr. Keane and Mr. Moran did not have any options to purchase shares of Common Stock or Class B Stock.

(2)	Mr. Boushie’s term as director will expire on the date of the Annual Meeting.
(3)
Ms. Calaway did not stand for reelection at the Annual Meeting in 2022. In 2022, Ms. Calaway was awarded 3,380 Restricted Stock Units under the Amended and Restated 2017 Long Term Incentive Plan. Each Restricted Stock Unit represents the right to receive, at settlement, one share of Common Stock. The Restricted Stock Units issued to Ms. Calaway vested in full upon her exit from the Board in May 23, 2022, and on May 31, 2022, Ms. Calaway was issued 3,380 shares of Common Stock. As of December 31, 2022, Ms. Calaway did not have any options to purchase shares of Common Stock or Class B Stock.

(4)	Mr. Gundermann receives no separate compensation as a director of the Company.
(5)
Ms. O’Brien joined the Board in February 2023 and did not receive any compensation in 2022. At December 31, 2022, Ms. O’Brien did not have any options to purchase shares of Common Stock or Class B Stock.

(6)
The total fair value of the award is determined under generally accepted accounting principles used to calculate the value of equity awards for purposes of the Company’s financial statements as described in Note 16 to the audited financial statements in Astronics Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022. The amounts do not reflect the actual amounts realized by the director.

Compensation Committee Interlocks and Insider Participation
No interlocking relationship exists between any member of the Compensation Committee or any of the Company’s executive officers and any member of any other company’s board of directors or compensation committee (or equivalent).
No member of the Compensation Committee was, during 2022 or prior thereto, an officer or employee of the Company or any of its subsidiaries, except that from 1988 to 1994, Mr. Keane was an executive at Flex-Key Corporation, a former subsidiary of Astronics Corporation.
Board of Directors Stock Ownership Requirement
The Board believes that, in order to align the interests of the Directors and shareholders, Directors should have a significant financial stake in the Company. The Corporate Governance Guidelines adopted by the Board in December 2019, as amended on February 26, 2021, provide that within four years of joining the Board or within four years of adoption of the
Guidelines, whichever is later, each non-employee Director is expected to accumulate and maintain ownership of at least the number of shares equal to 400% of the annual cash retainer for the applicable calendar year, divided by the average of the closing price of a share of Astronics Corporation Common Stock for the previous calendar year.
Equity Awards
The Company’s Amended and Restated 2017 Long Term Incentive Plan authorizes it to grant stock options, stock appreciation rights, restricted stock, restricted stock units and stock bonuses to non-employee directors of the Company. The Compensation Committee has authority to grant awards under the Amended and Restated 2017 Long Term Incentive Plan. The Nominating/Governance Committee makes recommendations to the Compensation Committee as to equity grants for directors and awards are granted by the Board. The Nominating/Governance Committee reviews and approves equity awards to directors based upon a review of competitive compensation data, its assessment of individual performance and retention considerations. Awards to non-employee directors of stock options, stock appreciation rights and restricted stock units may not vest sooner than six months from the date of grant, except in certain circumstances such as death, disability, retirement or cessation of service as a director other than for cause. Recipients of RSUs may not sell or otherwise dispose of the shares issued upon settlement of RSUs until six months following the date of issuance of such shares.
On February 24, 2022, each of Messrs. Boushie, Brady, Frisby, Johnson, Keane, Kim and Moran were awarded 8,112
Restricted Stock Units and Ms. Calaway was awarded 3,380 Restricted Stock Units due to her term expiring at the Annual Meeting in May 2022. Each Restricted Stock Unit represents the right to receive, at settlement, one share of Common Stock.
The Restricted Stock Units issued to Messrs. Boushie, Brady, Frisby, Johnson, Keane, Kim and Moran vested in full six months from the grant date on August 24, 2022, on which date each of Messrs. Boushie, Brady, Frisby, Johnson, Keane, Kim and Moran were issued 8,112 shares of Common Stock. The Restricted Stock Units issued to Ms. Calaway vested on May 23, 2022 upon her exit from the Board, and on May 31, 2022, Ms. Calaway was issued 3,380 shares of Common Stock.
The non-employee directors as a class currently hold 1.4% of the Common Stock and 13.4% of the Class B Stock of the Company. We believe this aligns the Board’s interests with shareholder interests. See “Security Ownership of Certain Beneficial Owners and Management” on page 54.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FORM FOR 2023.
The Audit Committee, with the approval of the Board of Directors, has selected Ernst & Young LLP as the independent registered public accounting firm, to act as auditors of Astronics Corporation for 2023. All services provided on the Company’s behalf by Ernst & Young LLP during 2022 and 2021 were approved in advance by the Audit Committee.
While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of our independent registered public accounting firm, the Board of Directors believes, as a matter of good governance, that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved by our shareholders at the Annual Meeting, the Audit Committee may reconsider its selection of Ernst & Young LLP. Even if the selection is ratified by our shareholders, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.
Audit and Non-Audit Fees. The following table sets forth the fees billed to the Company for the last two years by the Company’s independent auditors, Ernst & Young LLP:
	2022	2021
Audit	$1,700,192	$1,336,125
Audit-related	$—	—
Tax	$36,050	$89,065
All Other	$6,220	$6,167

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee may delegate to an Audit Committee member the authority to approve permitted services provided that the delegated member reports any decisions to the Committee at its next scheduled meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management and the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee is comprised of the directors named below, each of whom is independent as defined under Section 10A(m)(3) of the Exchange Act, and under the Nasdaq Stock Market, LLC listing standards currently in effect. In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors has determined that it has more than one “audit committee financial expert” as defined under federal securities laws serving on its Audit Committee.
The Audit Committee operates under a written charter which includes provisions requiring Audit Committee advance approval of all audit and non-audit services to be provided by independent public accountants.
The Audit Committee reviewed and discussed with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements for the year ended December 31, 2022. In addition, the Audit Committee discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Audit Committee has received the written disclosures and the letter from the independent accountant required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2022, for filing with the Securities and Exchange Commission.
April 11, 2023	Robert T. Brady, Chairman Raymond W. Boushie Jeffry D. Frisby Neil Kim
In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of Audit Committee of Astronics Corporation shall not be incorporated by reference into any future filing under the
Securities Act of 1933, as amended, or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act.

PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION INDICATING THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.
The Company is required, pursuant to Section 14A of the Exchange Act, to provide a non-binding advisory shareholder vote on the compensation of our named executive officers as described in this proxy statement (commonly referred to as “Say-on-Pay”).
The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis section, the compensation tables, and the accompanying narrative disclosure, set forth in this Proxy Statement.
The Company maintains a compensation program that is comprehensive, consisting of base salary, annual incentives, long-term incentives and benefits, in support of our objective of providing superior value to shareholders and customers. The compensation program is designed to motivate and reward executives for sustained superior performance through the use of variable compensation tied to short, intermediate and long-term results. Astronics Corporation’s business success depends on our ability to attract and retain executive talent through competitive compensation opportunities provided by our program.
A significant majority of each Named Executive Officer’s, or NEOs, compensation is at-risk and dependent on the performance and execution of the Company’s strategic priorities.
For the reasons discussed above, the Board of Directors unanimously recommends that shareholders vote in favor of the following resolution:
“RESOLVED, that the shareholders hereby APPROVE, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement prepared in connection with its 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and narrative discussion).”
Although this proposal is an advisory vote that will not be binding on the Compensation Committee or the Board of Directors, the Compensation Committee will consider the results of this shareholder advisory vote and the changes, if any, to our executive compensation policies, practices and plans that may be warranted as a result of this vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION INDICATING THE APPROVAL OF THE COMPENSATION OF THE
COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF FUTURE SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION
THE BOARD RECOMMENDS THAT YOU VOTE TO HOLD FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY THREE YEARS.
The Company is presenting a proposal, which gives you as a shareholder the opportunity to inform the Company, on an advisory basis, as to how often you wish the Company to include a proposal, similar to Proposal 3, in our Proxy Statement. This advisory vote is commonly referred to as “Say-on-Frequency” or “Say-When-on-Pay”. This resolution is required pursuant to Section 14A of the Exchange Act. We are required to hold a “Say-When-on-Pay” vote every six years. While the Board of Directors intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.
Proposed Resolution
“RESOLVED, that the shareholders wish the company to include an advisory vote on the compensation of the Company’s named executive officers pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, every:
•	ONE YEAR;
•	TWO YEARS; or
•	THREE YEARS.”
Supporting Statement
This proposal gives shareholders the opportunity to express their views as to whether the non-binding advisory vote on the Company’s executive officer compensation practices should occur every one, two, or three years. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors will take into account the outcome of the vote when deciding the frequency of the future non-binding advisory votes on executive officer compensation.
Our shareholders voted on a similar proposal in 2017 and 2011 with the majority voting in each case to hold an advisory vote on executive compensation every three years. After careful consideration of this item, the Company has determined that an advisory vote on executive compensation that occurs every three years remains the most appropriate alternative for the Company at this time. Therefore, the Company recommends that a non-binding advisory vote to approve the compensation of its executive officers as described in the annual proxy statements occur every three years. The Company believes that shareholder feedback every three years will be more useful as it will provide shareholders with a sufficient period of time to evaluate the overall compensation of the named executive officers, the components of that compensation and the effectiveness of that compensation. The triennial Say-On-Pay vote will provide shareholders with the benefit of assessing over a period of years whether the components of the compensation paid to the named executive officers have achieved positive results for the Company.
The Company believes that holding this vote every three years will be the most effective timeframe because it will provide the Board of Directors and Compensation Committee with sufficient time to engage with shareholders following each such vote, to understand any concerns shareholders may have, and to implement any changes they deem appropriate in response to the vote results. In addition, one aspect of the Company’s executive compensation philosophy is the alignment of executive officers’ long-term interests with those of shareholders, and a vote every three years will provide shareholders with additional time to evaluate the effectiveness of the Company’s executive compensation philosophy as it relates to its performance. Nevertheless, although it is the Company’s current intention to hold such advisory vote every three years, the Company may determine that a different frequency is appropriate, either in response to the vote of shareholders on this Proposal or for other reasons.
While the Company believes its recommendation is appropriate at this time, shareholders are not voting to approve or disapprove this recommendation, but are instead asked to provide an advisory vote on whether the future non-binding advisory votes on the Company’s executive officer compensation practices should be held every one, two or three years. The option among those choices that obtains a plurality of votes cast by the shares present or represented by proxy and entitled to vote at the Annual Meeting will be deemed to have received the advisory approval of our shareholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO HOLD FUTURE
ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The Company’s named executive officers are: Peter J. Gundermann, Chairman, President and Chief Executive Officer of the Company; David C. Burney, Executive Vice President- Finance, Chief Financial Officer and Treasurer of the Company; James S. Kramer, Executive Vice President of the Company and President of Luminescent Systems, Inc. and Astronics DME LLC; Michael C. Kuehn, Executive Vice President of the Company and President of Astronics Connectivity Systems & Certification Corp. and Astronics AeroSat Corporation; James F. Mulato, Executive Vice President of the Company and President of Astronics Test Systems, Inc.; and Mark A. Peabody, Executive Vice President of the Company and President of the Aerospace Segment of the Company.
The Company’s compensation philosophy and program objectives are directed by two primary guiding principles. First, the program is intended to provide levels of compensation sufficient to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company’s executives and shareholders such that a portion of each executive’s compensation is directly linked to maximizing long-term growth of shareholder value.
The Company’s goals are to outperform its industry, in terms of growth, financial performance, and innovation. In support of these goals, the executive compensation program is designed to energize its executive officers to outperform its industry and to reward performance that is directly relevant to the Company’s short-term and long-term success. As such, the
Company provides both short-term and long-term incentives. The Compensation Committee has structured the executive compensation program with three primary underlying components: base salary, cash bonus and long-term incentives. The Company’s compensation objective is to (i) compensate its executive officers at a base level that is competitive with salaries near the average salaries paid by companies of similar size and nature, (ii) provide the opportunity for its executive officers to earn additional compensation in the form of annual cash bonuses, and (iii) design long-term incentive plans to focus executive efforts on the long-term goals of the Company and to maximize total return to the Company’s shareholders, while taking into account the Company’s performance and strategic goals.
The Compensation Committee utilizes its expertise and knowledge of the markets in which the Company competes for employees in determining compensation policy. In addition, the Compensation Committee may consult broad-based, third-party survey data to obtain a general understanding of current compensation practices of companies of similar size and industry.
The Company does not have a policy regarding the ability of employees or directors to purchase financial instruments (including prepaid forward variable contracts, equity swaps, collars, and exchange funds) or to otherwise hedge or pledge Company stock, and as such these types of hedging transactions are generally permitted.
Base Salary
The Compensation Committee approves the salaries paid to the Company’s executive officers and, as part of its responsibilities, reviews these salaries annually. Individual salary changes are based on a combination of factors such as the performance of the executive, salary level relative to the competitive market, level of responsibility, growth of Company operations and experience of the executive. In appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer.
Cash Bonus
The Compensation Committee has the authority to award discretionary annual incentive cash bonuses to the Company’s executive officers. Annual incentive bonuses are intended to compensate officers for achieving financial, strategic and operational success. Bonuses are not tied to specific, objective targets such as achieving a particular profit level. The Compensation Committee considers a number of factors in determining bonuses. Factors considered include profitability, sales growth over the most recent two- or three-year period, the performance of the individual in the view of the Compensation Committee, comparisons to external broad-based compensation of similar size and industry and available information with respect to the aerospace and defense industry. Bonuses are not capped. Bonuses are reviewed and approved by the Compensation Committee. In appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer. In 2020 and 2021, cash bonuses were suspended as the Company recovered from the impact of the COVID-19 pandemic on the Company. In 2022, no cash bonuses were paid due to financial performance of the Company as the Company and the aerospace industry continue to recover from the impact of the COVID-19 pandemic.

Long-Term Incentives
The Company believes that long-term performance is achieved through an ownership culture that incentivizes its executive officers through the use of stock-based awards. The Company’s 2017 Long Term Incentive Plan, as Amended and Restated in May 2021 (the “LTIP”) was established to provide certain of the Company’s employees, including its executive officers, with incentives to help align those employees’ interests with the long-term interests of the Company’s shareholders. The Compensation Committee believes that the use of stock-based awards is an important element of achieving its compensation goals. The Company’s broad-based Employee Stock Purchase Plan, its prior stock option plans, and the LTIP have provided the principal methods for its executive officers to acquire equity or equity-linked interests in the Company.
Astronics Corporation 2017 Long Term Incentive Plan
In May 2017, the 2017 Long Term Incentive Plan was approved by shareholders, providing for the grant of 1,757,040 shares of stock-based awards. This amount included 757,040 shares previously available for issuance under the 2005 Director Stock Option Plan and the 2011 Stock Option Plan, plus an additional 1,000,000 shares. In May 2021, the Amended and Restated 2017 Long Term Incentive Plan was approved by shareholders, providing for an increase in the number of shares of stock with respect to which awards may be issued under the LTIP from 1,757,040 to 3,144,774. The LTIP provides a flexible framework that permits the development and implementation of a variety of stock-based incentives which enables the Company to base awards on key performance metrics as well as to further align its long-term incentive compensation with peers and shareholder interests.
Options
The LTIP authorizes the Company to grant options to purchase shares of common stock to its employees. Prior to approval of the LTIP, the Company issued options to executive officers and key employees under its 2011 Stock Option Plan. No new issuances will be made under the 2011 Stock Option Plan. The goal of stock options is to create long-term incentives for key employees to maximize future performance of the Company. The Compensation Committee is the administrator of the LTIP. Stock option grants generally are made annually or at the commencement of employment. Stock options awarded to employees that vests solely on the basis of time may not vest more quickly than ratably over three years from the date of grant, except in certain circumstances such as death, disability, retirement, termination of employment due to workforce reduction or job elimination, change in control or in connection with the establishment of terms and conditions of employment necessary for recruitment or as a result of a business combination or acquisition. Recipients may not dispose of any shares acquired pursuant to an exercise of stock options until a date which is at least two years from the date of grant of the stock option and at least one year after the date of exercise of the stock option. The Compensation Committee reviews and approves equity awards to executive officers based upon a review of competitive compensation data, its expectation of future individual performance, a review of each executive’s existing long-term incentives and retention considerations. Periodic stock option grants are made at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer.
The Compensation Committee’s practice has generally been to award options at its December meeting, except that no options were awarded in 2020 as the Compensation Committee’s meeting was delayed until January 2021.
In December 2022, the Named Executive Officers were awarded stock options under the LTIP in the amounts indicated in the section entitled “Grants of Plan-Based Awards” on page 43 below. Stock options granted by the Company have an exercise price equal to the fair market value of the Common Stock on the day of grant and generally expire 10 years after the date of grant. The stock options awarded in December 2022 straight-line vest 33-1/3% per annum based on continued employment. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended.
Restricted Stock Units
In 2022, the Company issued performance-based restricted stock units (“RSUs”) to named executive officers and time-based restricted stock units to key employees. RSUs awarded to employees that vest solely on the basis of passage of time may not vest more quickly than ratably over three years from the date of grant, except in certain circumstances such as death, disability, retirement, termination of employment due to workforce reduction or job elimination, change in control or in connection with the establishment of terms and conditions of employment necessary for recruitment or as a result of a business combination or acquisition. Recipients of RSUs may not sell or otherwise dispose of the shares issued upon settlement of RSUs until six months following the date of issuance of such shares. The Compensation Committee’s practice has been to award RSUs at its February meeting when the audit for the prior fiscal year is typically substantially complete.

In February 2022, the Company issued performance-based restricted stock units to Messrs. Gundermann, Burney, Kramer, Peabody, Mulato and Kuehn in the amounts indicated in the section entitled “Grants of Plan-Based Awards” on page 43 below. The performance criteria for issuance of such awards is based on the Company’s average annual Adjusted EBITDA for the period of January 1, 2022 through December 31, 2024. Adjusted EBITDA is defined as the Company’s earnings before interest, taxes, depreciation, and amortization, adjusted by the Compensation Committee in its sole discretion for any extraordinary, unusual or nonrecurring events, including, but not limited to insurance proceeds, legal settlements, impairments or unique investments in R&D projects.
For purposes of determining the vesting of the performance-based RSUs issued in 2022, the target number of RSUs will be earned if the Company’s mathematical average annual Adjusted EBITDA for the performance period of January 1, 2022 to December 31, 2024 is less than 15%, but at least equal to 10%, of the Company’s mathematical average annual revenue for the performance period. The threshold number of RSUs will be earned if the average annual Adjusted EBITDA is less than 10% of the average annual revenue for the performance period. The maximum number of RSUs will be earned if the average annual Adjusted EBITDA is greater than or equal to 15% of the average annual revenue for the performance period.
Stock Ownership
While the Company does not presently have stock ownership guidelines for executive officers, the Named Executive Officers as a class currently hold 2.7% of the Common Stock and 24.7% of the Class B Stock of the Company. The Company believes this aligns management’s interests with shareholder interests. See “Security Ownership of Certain Beneficial Owners and Management” on page 54 below. As described on page 25, the Company does require ownership by each member of the Board of Directors.
Employment Agreements
The Company has entered into an Employment Termination Benefits Agreement with each of Messrs. Gundermann, Burney, Kramer and Peabody, as described on page 48 below. In addition, as described in the “Pension Benefits” section beginning on page 46 below, Mr. Gundermann is a participant in the SERP, while Messrs. Burney, Kramer and Peabody are each participants in the SERP II. The Company has not entered into an Employment Termination Benefits Agreement with Mr. Kuehn or Mr. Mulato. Neither Messrs. Kuehn nor Mulato are participants in the SERP or SERP II.
The Role of Shareholder Say-on-Pay Votes
The Company provides its shareholders with the opportunity to cast an advisory vote every three years on its executive compensation program (referred to as a “say-on-pay proposal”). At the Company’s Annual Meeting of Shareholders held on May 21, 2020, approximately 88% of the votes cast on the say-on-pay proposal at that Annual Meeting were voted in favor of the proposal. The Compensation Committee believes that this result affirms shareholders’ support of the Company’s approach to executive compensation, and therefore maintained this approach in 2021 and 2022. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for named executive officers.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors (the “Committee”) determines the compensation of the Chief Executive Officer and other executive officers of the Company. The Committee is composed entirely of directors who are neither executive officers nor employees of the Company. In addition to determining the salary and bonus compensation for the Company’s executive officers, the Committee determines the grants under the Company’s Amended and Restated 2017 Long Term Incentive Plan and oversees the administration of other compensation plans and programs.
The Committee has reviewed the Compensation Discussion and Analysis contained elsewhere in this proxy statement and has discussed it with management. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.
April 11, 2023	Neil Kim, Chairman Raymond W. Boushie Robert S. Keane Mark Moran
In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of Audit Committee of Astronics Corporation shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.

Distinguishing “Awarded” Pay from “Reported” Pay
In reviewing executive compensation, it is important to distinguish the reported compensation provided to Named Executive Officers from the compensation that was actually awarded to Named Executive Officers. The Company has provided the following additional compensation table in order to remove the volatility related to the effects of changes in actuarial assumptions on the value of the Named Executive Officers’ pension benefits as required to be disclosed in the
Summary Compensation Table. This table is not a substitute for the Summary Compensation Table, which appears on the next page.
The table below shows the total compensation required to be reported in the Summary Compensation Table, but excluding any change in pension value.

Name and Principal Position	Year	Salary	Bonuses	Stock Awards(1)	Option Awards(2)	All Other Compensation	Total
Peter J. Gundermann, President and Chief Executive Officer	2022	$588,604	—	$200,010	$800,000	$51,713(4)	$1,640,327
	2021	$571,460	—	$217,230	$1,600,279(3)	$63,668	$2,452,637
	2020	$571,460	—	$200,346	—	$59,410	$831,216

David C. Burney, Executive Vice President – Finance and Chief Financial Officer	2022	$366,217	—	$130,176	$150,054	$38,215(5)	$684,662
	2021	$355,550	—	$141,077	$300,238(3)	$40,445	$837,310
	2020	$355,550	—	$130,446	—	$41,655	$527,651

James S. Kramer, Executive Vice President	2022	$301,720	—	$120,006	$150,054	$28,846(6)	$600,626
	2021	$292,932	—	$128,754	$300,238(3)	$30,889	$752,813
	2020	$292,932	—	$120,109	—	$33,677	$446,718

Michael C. Kuehn, Executive Vice President	2022	$380,422	—	$170,178	$200,072	$9,150(7)	$759,822
	2021	$369,342	—	$181,419	$400,521(3)	$11,933	$963,215
	2020	$369,342	—	$170,319	—	$14,250	$553,911

James F. Mulato, Executive Vice President	2022	$359,430	—	$170,178	$200,072	$30,025(8)	$759,705
	2021	$348,962	—	$180,604	$400,521(3)	$32,112	$962,199
	2020	$348,962	—	$170,319	—	$131,605	$650,886

Mark A. Peabody, Executive Vice President and President of Aerospace Segment	2022	$495,399	—	$160,008	$150,054	$9,150(7)	$814,611
	2021	$480,970	—	$174,589	$300,238(3)	$16,035	$971,832
	2020	$461,739	—	$130,446	—	$14,250	$606,435
(1)
The amounts reported in the “Stock Awards” column reflect the fair value of restricted stock units (“RSUs”) on the grant date of the award. The total fair value of the RSU award is calculated in accordance with FASB ASC Topic 718. The amounts do not reflect the actual amount that may be realized by the executive officers. A discussion of the assumptions used in calculating these values is in Note 16 to the audited financial statements in the Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2022.

(2)
The amounts reported in the “Option Awards” column reflect the fair value on the grant date of the award. The total fair value of the option award is calculated in accordance with FASB ASC Topic 718. The amounts do not reflect the actual amount that may be realized by the executive officers. A discussion of the assumptions used in calculating these values is in Note 16 to the audited financial statements in the Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2022.

(3)
Stock options have historically been awarded in December of each year, but as the Compensation Committee did not meet in December 2020, no stock options were awarded in 2020 and were instead awarded in January 2021. Separate awards were made in December 2021 in accordance with the usual practice.

(4)
Represents personal use of company automobile, personal use of company plane, contribution to a medical reimbursement plan, personal financial planning and tax return preparation expense, gross up for income taxes related to benefits of $14,765 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company.

(5)
Represents club fees and dues of $10,106, automobile allowance, contribution to a medical reimbursement plan, gross up for income taxes related to benefits and the contribution to the Company’s Profit Sharing/401K Plan made by the Company.

(6)	Represents club fees and dues, gross up for income taxes related to benefits and the contribution to the Company’s Profit Sharing/401K Plan made by the Company.
(7)	Represents the contribution to the Company’s Profit Sharing/401K Plan made by the Company.
(8)	Represents club fees and dues, automobile allowance of $14,356, gross up for income taxes related to benefits and the contribution to the Company’s Profit Sharing/ 401K Plan made by the Company.

Summary Compensation Table
The following table sets forth the cash compensation as well as certain other compensation earned by the Company’s Named Executive Officers during the years ended December 31, 2022, 2021 and 2020. Such amounts do not reflect actual cash received by the Named Executive Officers in 2022, 2021 or 2020.
Amounts reflected under the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” are primarily the result of a decrease from the prior year in the discount rate applied to calculate the present value of such benefits. No payments were made and no changes were made under the SERP or SERP II.
Name and Principal Position	Year	Salary	Bonuses	Stock Awards(1)	Option Awards(2)	Change in Pension Value and Non-Deferred Compensation Earnings(3)	All Other Compensation	Total
Peter J. Gundermann, President and Chief Executive Officer	2022	$588,604	—	$200,010	$800,000	—	$51,713(5)	$1,640,327
	2021	$571,460	—	$217,230	$1,600,279(4)	—	$63,668	$2,452,637
	2020	$571,460	—	$200,346	—	$1,953,301	$59,410	$2,784,517

David C. Burney, Executive Vice President – Finance and Chief Financial Officer	2022	$366,217	—	$130,176	$150,054	—	$38,215(6)	$684,662
	2021	$355,550	—	$141,077	$300,238(4)	—	$40,445	$837,310
	2020	$355,550	—	$130,446	—	$843,996	$41,655	$1,371,647

James S. Kramer, Executive Vice President	2022	$301,720	—	$120,006	$150,054	—	$28,846(7)	$600,626
	2021	$292,932	—	$128,754	$300,238(4)	—	$30,889	$752,813
	2020	$292,932	—	$120,109	—	$648,629	$33,677	$1,095,347

Michael C. Kuehn, Executive Vice President(8)	2022	$380,422	—	$170,178	$200,072	—	$9,150(9)	$759,822
	2021	$369,342	—	$181,419	$400,521(4)	—	$11,933	$963,215
	2020	$369,342	—	$170,319	—	—	$14,250	$553,911

James F. Mulato, Executive Vice President(10)	2022	$359,430	—	$170,178	$200,072	—	$30,025(11)	$759,705
	2021	$348,962	—	$180,604	$400,521(4)	—	$32,112	$962,199
	2020	$348,962	—	$170,319	—	—	$131,605	$650,886

Mark A. Peabody, Executive Vice President and President of Aerospace Segment	2022	$495,399	—	$160,008	$150,054	—	$9,150(9)	$814,611
	2021	$480,970	—	$174,589	$300,238(4)	$17,278	$16,035	$989,110
	2020	$461,739	—	$130,446	—	$784,914	$14,250	$1,391,349
(1)
The amounts reported in the “Stock Awards” column reflect the fair value of restricted stock units (“RSUs”) on the grant date of the award. The total fair value of the RSU award is calculated in accordance with FASB ASC Topic 718. The amounts do not reflect the actual amount that may be realized by the executive officers. A discussion of the assumptions used in calculating these values is in Note 16 to the audited financial statements in the Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2022.

(2)
The amounts reported in the “Option Awards” column reflect the fair value on the grant date of the award. The total fair value of the option award is calculated in accordance with FASB ASC Topic 718. The amounts do not reflect the actual amount that may be realized by the executive officers. A discussion of the assumptions used in calculating these values is in Note 16 to the audited financial statements in the Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2022.

(3)
Represents the annual change in the actuarial present value of accumulated benefits under the Supplemental Retirement Plan (“SERP”) and Supplemental Retirement Plan II (“SERP II”), not actual payments made to the participant or to an account on his behalf. Changes in the actuarial present value of the plans are due to year over year changes to the actuarial assumptions and service costs and are not the result of modifications to the plans. The actuarial estimate is based on a number of assumptions such as interest rates, retirement age, life expectancy and future wages, and assumes each participant will vest in the benefit and that the plan will continue to exist and pay benefits in the future. The change in the actuarial present value decreased significantly for Messrs. Gundermann, Burney, Kramer and Peabody from 2021 to 2022 for SERP and SERP II participants because of a change in the applied discount rate of 2.75% to 5.00%. As a result, the actuarial present value of accumulated benefits under the SERP to Mr. Gundermann decreased by $3,454,969, and the actuarial present value of accumulated benefits under SERP II to Messrs. Burney, Kramer and Peabody decreased by $1,379,250, $1,597,051 and $1,080,218, respectively, from 2021 to 2022.

(4)
Stock options have historically been awarded in December of each year, but as the Compensation Committee did not meet in December 2020, no stock options were awarded in 2020 and were instead awarded in January 2021. Separate awards were made in December 2021 in accordance with the usual practice.

(5)
Represents personal use of company automobile, personal use of company plane, contribution to a medical reimbursement plan, personal financial planning and tax return preparation expense, gross up for income taxes related to benefits of $14,765 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company.

(6)
Represents club fees and dues of $10,106, automobile allowance, contribution to a medical reimbursement plan, gross up for income taxes related to benefits and the contribution to the Company’s Profit Sharing/401K Plan made by the Company.

(7)	Represents club fees and dues, gross up for income taxes related to benefits and the contribution to the Company’s Profit Sharing/401K Plan made by the Company.
(8)	Mr. Kuehn is not a participant in the SERP or SERP II.
(9)	Represents the contribution to the Company’s Profit Sharing/401K Plan made by the Company.
(10)	Mr. Mulato is not a participant in the SERP or SERP II.
(11)	Represents club fees and dues, automobile allowance of $14,356, gross up for income taxes related to benefits and the contribution to the Company’s Profit Sharing/ 401K Plan made by the Company.

CEO Pay Ratio
In accordance with the final rule issued under Section 953(b) of the Dodd-Frank Act, companies, including Astronics Corporation, are now required to disclose the ratio of the total annual compensation of their CEO to that of their median employee. The SEC rules require disclosure of (i) the median of the annual total compensation of all employees of Astronics Corporation, except the CEO, (ii) the annual total compensation of the CEO, and (iii) the ratio of the amount of the CEO to the amount of the median employee’s annual total compensation of all employees of Astronics Corporation. Because the SEC rules do not mandate a particular approach to determining the median employee, Astronics Corporation has employed the following approach:
Astronics Corporation elected to identify its median employee as of December 31, 2020. The median employee was identified by calculating the total cash compensation granted in 2020 to all employees, excluding the CEO, employed as of December 31, 2020. The fixed compensation of employees hired during the year or acquired through acquisition was annualized. As there were no material changes in the employee population or employee compensation arrangements in 2021 or 2022 that the Company reasonably believes would result in a significant change to its pay ratio disclosure, the Company has elected to use the same median employee for purposes of its pay ratio disclosure for 2022. The ratio disclosed below was calculated using the annual total compensation of Mr. Gundermann and of the median employee for 2022.
As calculated using the methodology required for the Summary Compensation Table, the total annual compensation of Mr. Gundermann was $1,640,327 and the total annual compensation of the median employee was $63,375. This yields a ratio of 25.88 to 1.

Required Pay Versus Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the table below includes information to demonstrate the relationship between NEO compensation and certain financial performance measures for fiscal years 2022,
2021 and 2020. For additional information about our performance-based pay philosophy and how we align executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis beginning on page 31.

Year	Summary compensation table total for PEO(1)	Compensation actually paid to PEO(2)	Average summary compensation table total for non-PEO named executive officers(3)	Average compensation actually paid to non-PEO named executive officers(4)	Value of initial fixed $100 investment based on:		Net income (Loss)	Average Annual Adjusted EBITDA as % of Average Annual Revenue Over a 3- Year Period(7)
					Total shareholder return(5)	Peer group total shareholder return(6)
2022	$1,640,327	$636,063	$723,885	$474,950	$36.85	$124.79	$(35,747,000)	2.4%
2021	$2,452,637	$894,737	$900,929	$575,557	$42.93	$152.39	$(25,578,000)	7.1%
2020	$2,784,517	$697,168	$1,012,628	$502,327	$47.33	$118.40	$(115,781,000)	10.6%
(1)	The dollar amounts reported are the total compensation reported for Mr. Gundermann for each fiscal year in the “Total” column of the Summary Compensation Table.
(2)
The dollar amounts reported represent the “compensation actually paid” to Mr. Gundermann, who served as our PEO for each of the fiscal years 2022, 2021 and 2020, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Gundermann during such fiscal years and are based on valuation assumptions required by the SEC, which are unlikely to reflect actual amounts realized at vesting or exercise (as applicable). In accordance with the requirements of Item 402(v) of Regulation S-K, the reported “Total” in the Summary Compensation Table for the applicable year is adjusted to determine the “compensation actually paid” amount as follows:

a.
The amount reflected in the “Stock Award” and “Option Award” columns of the Summary Compensation Table with respect to each NEO has been deducted from the Summary Compensation Table Total and substituted with an equity award value for each year calculated by adding or subtracting, as applicable, the following: (i) the year-end fair value of any equity awards granted in the applicable fiscal year that are outstanding and unvested as of the end of such year; (ii) the change in fair value from the end of the prior fiscal year of any awards granted in prior fiscal years that are outstanding and unvested as of the end of the applicable fiscal year; and (iii) for awards granted in prior fiscal years that vested in the applicable fiscal year, the amount equal to the change in value as of the vesting date (from the end of the prior fiscal year). The valuation assumptions used to calculate fair values on equity awards other than options are the same as those disclosed at the time of grant.

b.
The pension benefit value reported in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the Summary Compensation Table for each applicable year is adjusted to account for the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. Gundermann during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP.

c.
The following table discloses the amounts deducted from and added to the total compensation of our principal executive officer in determining our principal executive officer’s compensation actually paid for each fiscal year shown in the pay versus performance table:

Year	Summary Compensation Total	Minus: Change in Pension Value and Non- Qualified Deferred Compensation Earnings	Plus: Pension Service Costs Attributable to the Applicable Year	Minus: Grant Date Fair Value of Equity Awards Granted During Applicable Year	Plus: Year-End Fair Value of Equity Awards Granted During Applicable Year	Plus: Change in Fair Value as of Year-End of Any Prior Year Awards that Remain Unvested as of Year-End	Plus: Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year	Compensation Actually Paid
2022	$1,640,327	—	—	$(1,000,010)	$221,925	$(125,047)	$(101,132)	$636,063
2021	$2,452,637	—	—	$(1,817,509)	$260,670	$(12,515)	$11,454	$894,737
2020	$2,784,517	$(1,953,301)	—	$(200,346)	$134,615	$(26,967)	$(41,350)	$697,168
(3)
The dollar amounts reported represent the average of the amounts reported for the Company’s named executive officers (“NEOs”) as a group (excluding the CEO) in the “Total” column of the Summary Compensation Table in each applicable fiscal year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are David C. Burney, James S. Kramer, Michael C. Kuehn, James F. Mulato and Mark A. Peabody.

(4)
The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the CEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the NEOs as a group (excluding the CEO) during such fiscal years and are based on valuation assumptions required by the SEC, which are unlikely to reflect actual amounts realized at vesting or exercise (as applicable). The average total compensation for the NEOs as a group (excluding the CEO) for each year was adjusted using the same methodology described in footnote (2) to determine the compensation actually paid.

a.
The following table discloses the amounts deducted from and added to the average total compensation of our NEOs (excluding the CEO) in determining the average compensation actually paid to our NEOs (excluding the CEO) for each fiscal year shown in the pay versus performance table:

b.
Year	Summary Compensation Total	Minus: Change in Pension Value and Non- Qualified Deferred Compensation Earnings	Plus: Pension Service Costs Attributable to the Applicable Year	Minus: Grant Date Fair Value of Equity Awards Granted During Applicable Year	Plus: Year-End Fair Value of Equity Awards Granted During Applicable Year	Plus: Change in Fair Value as of Year-End of Any Prior Year Awards that Remain Unvested as of Year-End	Plus: Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year	Compensation Actually Paid
2022	$723,885	—	$27,517	$(320,170)	$130,967	$(28,633)	$(58,616)	$474,950
2021	$900,929	$(3,455)	$38,982	$(501,639)	$142,908	$(9,016)	$6,848	$575,557
2020	$1,012,628	$(455,508)	$44,516	$(144,327)	$96,976	$(23,629)	$(28,329)	$502,327
(5)	Cumulative total shareholder return “TSR” is calculated using the volume-weighted average stock price over starting December 31, 2019 through December 31 of the applicable fiscal year.
(6)
Represents the peer group TSR using the volume-weighted average stock price starting December 31, 2019 through December 31 of the applicable fiscal year. The peer group used for this purpose is the S&P 500 Index.

(7)
As required by Item 402(v) of Regulation S-K, the Company has determined that average annual Adjusted EBITDA as a percentage of average annual revenue over a three-year period is the Company Selected Measure, as it is the most important financial performance measure (that is not otherwise disclosed in the table) used to link compensation actually paid to the Company’s NEOs to company performance for the most recently completed fiscal year. “Adjusted EBITDA” is defined as the Company’s earnings before interest, taxes, depreciation, and amortization, adjusted for any extraordinary, unusual or nonrecurring events, including, but not limited to insurance proceeds, legal settlements, impairments or unique investments in R&D projects.

Comparative Analysis of the Pay Versus Performance Table
The Company’s compensation program is designed to attract and retain executives whose talents and contributions sustain long-term growth by aligning their interests with the drivers of shareholder returns and supporting their achievement of the Company’s primary business goals. The Company considers several performance measures to ensure executives are incentivized to accomplish these objectives, many of which are not presented in the Pay Versus Performance Table. The charts below explain the relationship between the columns presented in the Pay Versus Performance Table.

Company TSR versus Peer Group TSR
Our 1 year, 2 year, and 3-year Total Shareholder Return (“TSR”) compares lower than the S&P 500 Index - Total Return TSR and was at (-52.67%), (-57.07%), and (-63.15%) respectively. TSR is calculated using the volume-weighted average stock price over a 2019-2022 performance period.
These Pay Versus Performance metrics are based on the Company’s TSR on a relative basis against the S&P 500 Index - Total Return. The graph below shows the Company’s cumulative TSR over the three-year period ending with December 31, 2022 as compared to the S&P 500 Index.

Comparison of 3 Year TSR
December 2022
60%
40%
20%
0%
-20%
-40%
-60%
-80%
1-Year
2-Year
3-Year
Astronics Corp.
S&P 500 Index - Total Return

Comparison of “Compensation Actually Paid” to Company TSR
The chart below shows the “compensation actually paid” to Mr. Gundermann and average “compensation actually paid”
to the other NEOs as compared to the Company’s cumulative TSR in 2020, 2021 and 2022.

Comparison of “Compensation Actually Paid” to Net Income (Loss)
The chart below shows the “compensation actually paid” to Mr. Gundermann and average “compensation actually paid”
to the other NEOs as compared to the Company’s Net Income (Loss) for 2020, 2021 and 2022.

Comparison of “Compensation Actually Paid” to Company-Selected Measure (Average Annual Adjusted EBITDA as a Percentage of Average Annual Revenue Over a Three-Year Period)
The chart below shows the “compensation actually paid” to Mr. Gundermann and average “compensation actually paid” to the other NEOs as compared to the Company’s average annual Adjusted EBITDA as a percentage of the Company’s average annual revenue over a three-year period for 2020, 2021 and 2022.

Most Important Performance Measures
The performance measures that Astronics Corporation uses in our executive compensation program are selected based on the objective of incentivizing NEOs to achieve long-term, sustainable growth in shareholder value. As required by
Item 402(v) of Regulation S-K, we have identified the following financial performance measures as being the most important in linking actual compensation paid to executives to the Company’s performance:

Average Annual Adjusted EBITDA as a Percentage of Average Annual Revenue Over a Three-Year Period
Pre-Tax Income
Sales Growth Over the Most Recent Two- or Three-Year Period

Grants of Plan-Based Awards
The following table sets forth information with respect to plan-based awards granted in 2022 to the executives named in the summary compensation table.
All options and RSUs were granted pursuant to the Company’s LTIP.
Name	Grant Date(1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock of Shares of Stock	All Other Option Awards: Number Underlying Award(3)	Exercise or Option Awards per share	Grant Date Stock and Option Awards(4)
		Threshold (#)	Target (#)	Maximum (#)
Peter J. Gundermann
Options	December 16, 2022					125,000	$9.74	$800,000
RSUs	February 24, 2022	11,063	14,750	16,963				$200,010
David C. Burney
Options	December 16, 2022					26,700	$9.74	$150,054
RSUs	February 24, 2022	7,200	9,600	11,040				$130,176
James S. Kramer
Options	December 16, 2022					26,700	$9.74	$150,054
RSUs	February 24, 2022	6,638	8,850	10,178				$120,006
Michael C. Kuehn
Options	December 16, 2022					35,600	$9.74	$200,072
RSUs	February 24, 2022	9,413	12,550	14,433				$170,178
James F. Mulato
Options	December 16, 2022					35,600	$9.74	$200,072
RSUs	February 24, 2022	9,413	12,550	14,433				$170,178
Mark A. Peabody
Options	December 16, 2022					26,700	$9.74	$150,054
RSUs	February 24, 2022	8,850	11,800	13,570				$160,008
(1)	The grant date is the date the Compensation Committee of the Board of Directors meets to approve the awards.
(2)
Represents the potential payout range related to performance-based Restricted Stock Units awarded to NEOs, subject to achievement of performance targets. The RSUs are earned based upon the Company’s mathematical average annual Adjusted EBITDA as a percentage of the Company’s mathematical average annual revenue for the period beginning January 1, 2022 and ending December 31, 2024. Adjusted EBITDA is defined as the Company’s earnings before interest, taxes, depreciation, and amortization, adjusted by the Compensation Committee in its sole discretion for any extraordinary, unusual or nonrecurring events, including, but not limited to insurance proceeds, legal settlements, impairments or unique investments in R&D projects. The target number of RSUs will be issued if the average annual Adjusted EBITDA for the performance period is less than 15%, but at least equal to 10%, of the Company’s mathematical average annual revenue for the performance period.

(3)
Represents the number of shares of Common Stock underlying options awarded to the named executives on the grant date. The options vest at the rate of 33-1/3% per year commencing on December 16, 2023 and expire 10 years after the date of grant.

(4)
Represents the full grant date fair value calculated in accordance with FASB ASC Topic 718. The amounts do not reflect the actual amounts that may be realized by the executive officers. Assumptions used to calculate these amounts are included in Note 16 of the audited financial statements in Form 10-K for the year ended December 31, 2022.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information with respect to the executives named in the summary compensation table relating to unexercised stock options, stock that has not vested, and equity incentive plan awards outstanding as of December 31, 2022:
	Options(1)				Restricted Stock Units
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Peter J. Gundermann, President and Chief Executive Officer	8,300	—	$28.45	December 11, 2023	701(2)	$7,220	10,175(3)	$104,803
	6,848	—	$28.45	December 11, 2023			12,275(4)	$126,433
	10,100	—	$30.83	December 11, 2024			14,750(5)	$151,925
	5,261	—	$30.83	December 11, 2024
	13,700	—	$27.72	December 3, 2025
	4,418	—	$27.72	December 3, 2025
	14,460	—	$31.76	December 14, 2026
	2,169	—	$31.76	December 14, 2026
	26,300	—	$35.61	December 12, 2027
	3,945	—	$35.61	December 12, 2027
	27,832	6,958	$31.57	December 13, 2028
	36,720	24,480	$30.04	December 9, 2029
	19,780	79,120	$14.45	January 22, 2031
	38,600	77,200	$11.13	December 9, 2031
	—	125,000	$9.74	December 16, 2032
David C. Burney, Executive Vice President— Finance and Chief Financial	2,600	—	$28.45	December 11, 2023	436(2)	$4,491	6,625(3)	$68,238
	2,145	—	$28.45	December 11, 2023			8,000(4)	$82,400
	3,150	—	$30.83	December 11, 2024			9,600(5)	$98,880
	1,641	—	$30.83	December 11, 2024
	4,100	—	$27.72	December 3, 2025
	1,322	—	$27.72	December 3, 2025
	4,370	—	$31.76	December 14, 2026
	656	—	$31.76	December 14, 2026
	6,350	—	$35.61	December 12, 2027
	953	—	$35.61	December 12, 2027
	6,728	1,682	$31.57	December 13, 2028
	8,160	5,440	$30.04	December 9, 2029
	4,050	16,200	$14.45	January 22, 2031
	8,167	16,333	$11.13	December 9, 2031
	—	26,700	$9.74	December 16, 2032
James S. Kramer, Executive Vice President	2,330	—	$28.45	December 11, 2023	349(2)	$3,595	6,100(3)	$62,830
	1,923	—	$28.45	December 11, 2023			7,375(4)	$75,963
	2,720	—	$30.83	December 11, 2024			8,850(5)	$91,555
	1,417	—	$30.83	December 11, 2024
	3,500	—	$27.72	December 3, 2025
	1,129	—	$27.72	December 3, 2025
	3,670	—	$31.76	December 14, 2026
	551	—	$31.76	December 14, 2026
	5,340	—	$35.61	December 12, 2027
	801	—	$35.61	December 12, 2027
	5,648	1,412	$31.57	December 13, 2028
	8,160	5,440	$30.04	December 9, 2029
	4,050	16,200	$14.45	January 22, 2031
	8,167	16,333	$11.13	December 9, 2031
	—	26,700	$9.74	December 16, 2032

	Options(1)				Restricted Stock Units
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Michael C. Kuehn, Executive Vice President	8,050	—	$35.61	December 12, 2027	453(2)	$4,666	8,650(3)	$89,095
	1,208	—	$35.61	December 12, 2027			10,450(4)	$107,635
	9,888	2,472	$31.57	December 13, 2028			12,550(5)	$129,265
	10,890	7,260	$30.04	December 9, 2029
	5,400	21,600	$14.45	January 22, 2031
	10,900	21,800	$11.13	December 9, 2031
	—	35,600	$9.74	December 16, 2032
James F Mulato, Executive Vice President	2,400	—	$34.75	March 31, 2024
	1,980	—	$34.75	March 31, 2024
	3,300	—	$30.83	December 11, 2024	420(2)	$4,326	8,650(3)	$89,095
	1,719	—	$30.83	December 11, 2024			10,450(4)	$107,635
	4,300	—	$27.72	December 3, 2025			12,550(5)	$129,265
	1,387	—	$27.72	December 3, 2025
	6,560	—	$31.76	December 14, 2026
	984	—	$31.76	December 14, 2026
	7,950	—	$35.61	December 12, 2027
	1,193	—	$35.61	December 12, 2027
	9,256	2,314	$31.57	December 13, 2028
	10,890	7,260	$30.04	December 9, 2029
	5,400	21,600	$14.45	January 22, 2031
	10,900	21,800	$11.13	December 9, 2031
	—	35,600	$9.74	December 16, 2032
Mark A. Peabody, Executive Vice President	2,990	—	$28.45	December 11, 2023	590(2)	$6,077	6,625(3)	$68,238
	2,467	—	$28.45	December 11, 2023			9,825(4)	$101,198
	3,470	—	$30.83	December 11, 2024			11,800(5)	$121,540
	1,807	—	$30.83	December 11, 2024
	4,500	—	$27.72	December 3, 2025
	1,451	—	$27.72	December 3, 2025
	4,820	—	$31.76	December 14, 2026
	723	—	$31.76	December 14, 2026
	7,010	—	$35.61	December 12, 2027
	1,052	—	$35.61	December 12, 2027
	7,424	1,856	$31.57	December 13, 2028
	8,160	5,440	$30.04	December 9, 2029
	4,050	16,200	$14.45	January 22, 2031
	8,167	16,333	$11.13	December 9, 2031
	—	26,700	$9.74	December 16, 2032
(1)
Except for the options expiring December 9, 2031 and December 16, 2032, all other options vest in equal increments over five years and expire ten years from the date of grant. The options expiring December 9, 2031 and December 16, 2032 vest in equal increments over three years and expire ten years from the date of grant.

(2)
Reflects RSUs to awarded in lieu of raises for 2021, which vest in equal increments over a three-year period. The amount reflected as of December 31, 2022 reflects 1/3 of the original award as vested on February 26, 2022.

(3)
Reflects RSUs to be earned at the target award level under the award agreements. The award earned will be determined based upon the Company’s mathematical average annual Adjusted EBITDA for the period beginning January 1, 2020 and ending December 31, 2022. All RSUs vested on December 31, 2022. Shares underlying the RSUs were not issued until March 2023.

(4)
Reflects RSUs to be earned at the target award level under the award agreements. The award earned will be determined based upon the Company’s mathematical average annual Adjusted EBITDA for the period beginning January 1, 2021 and ending December 31, 2023. All RSUs vest on February 26, 2024.

(5)
Reflects RSUs to be earned at the target award level under the award agreements. The award earned will be determined based upon the Company’s mathematical average annual Adjusted EBITDA for the period beginning January 1, 2022 and ending December 31, 2024. All RSUs vest on February 26, 2025.

Option Exercises and Stock Vested
The following table sets forth information with respect to the executives named in the summary compensation table relating to the exercise of stock options, stock appreciation rights and similar rights, and the vesting of stock in connection therewith, in 2022:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Peter J. Gundermann, President and Chief Executive Officer	40,954	$98,699	1,725	$22,736
David C. Burney, Executive Vice President – Finance and Chief Financial Officer	—	—	1,049	$13,826
James S. Kramer, Executive Vice President	—	—	872	$11,493
Michael C. Kuehn, Executive Vice President	—	—	2,076	$27,362
James F. Mulato, Executive Vice President.	—	—	1,940	$25,569
Mark A. Peabody, Executive Vice President	—	—	1,211	$15,961
Pension Benefits
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payment During Last Fiscal Year ($)
Peter J. Gundermann, President and Chief Executive Officer	Astronics Corporation Supplemental Retirement Plan (SERP)	35	$7,759,546	—
	SERP-Retiree Medical, Dental and Long-Term Care	35	$ 310,918	—
David C. Burney, Executive Vice President – Finance and Chief Financial Officer	Astronics Corporation Supplemental Retirement Plan II (SERP II)	26	$3,744,673	—

James S. Kramer, Executive Vice President	Astronics Corporation Supplemental Retirement Plan II (SERP II)	34	$2,417,738	—

Michael C. Kuehn, Executive Vice President	—	—	—	—

James F. Mulato, Executive Vice President	—	—	—	—

Mark A. Peabody, Executive Vice President	Astronics Corporation Supplemental Retirement Plan II (SERP II)	17	$4,307,944	—
The Company has two non-qualified supplemental retirement defined benefit plans for certain executives - the Supplemental Retirement Plan (“SERP”) and Supplemental Retirement Plan II (“SERP II”).
The SERP targets a retirement benefit based on 65% of the average of the highest consecutive three-year cash compensation, less a participant’s primary Social Security benefit at age 65 and the actuarially determined value of certain contributions made by Astronics to its tax-qualified defined contribution plan on behalf of the participant. The plan is unfunded and has no assets. Except as described below under “Other Potential Post- Employment Benefits”, SERP benefits are payable only to “retirement-eligible” participants, i.e., employees designated to participate in the SERP and each of whom, upon termination of employment, has at least 10 years of continuous service with the Company and (i) has attained age 65, or (ii) has attained age 60 or later with a combined total of age and years of service equal to 90. As of December 31, 2022, Peter J. Gundermann was the only non-retired participant in the SERP. As Mr. Gundermann had attained age 60 and his combined total of age and years of service was at least equal to 90, Mr. Gundermann is retirement eligible. Had Mr. Gundermann retired as of December 31, 2022, the decrement for early retirement would have been $7,759,546.
SERP II was adopted in March 2012. The SERP II targets a retirement benefit based on 50% of the average of the highest consecutive three-year cash compensation. SERP II is unfunded and has no assets. Except as described below under “Other Potential Post-Employment Benefits”, the SERP II benefits are generally payable only to “retirement-eligible” participants, i.e., employees designated to participate in the SERP II and each of whom, upon termination of employment, has at least 10 years of continuous service with the Company and (i) has attained age 65, or (ii) has attained age 60 or later with a combined total of age and years of service equal to 90. As of December 31, 2022, David C. Burney, James S. Kramer and Mark A. Peabody were the only participants in the SERP II.
The assumptions used to calculate the benefit obligation for the SERP and SERP II are: discount rate 5.00%, future average compensation increases of 3.00% for 2023 and 2.00% thereafter. The present value of the accumulated benefit is an actuarial calculation that assumes that the plan will remain in force and that participants will remain employed by the Company until age 65 with not less than 10 years of service (as defined) or until age 60 or later with a combined total of age and years of service equal to 90.
The assumptions used to calculate the benefit obligation for the SERP-Retiree Medical, Dental and Long-Term Care are: discount rate 5.00%, future average healthcare benefit increases to 6.00% for 2025 and then gradually decreasing to 4.21% in 2070. The present value of the accumulated benefit is an actuarial calculation that assumes that the plan will remain in force and that participants will remain employed by the Company until age 65 with not less than 10 years of service or until age 60 or later with a combined total of age and years of service equal to 90.
For purposes of illustration, the following tables show the estimated amounts of annual retirement income that would be payable at the present time under various assumptions as to compensation and years of service to employees who participate in the SERP and SERP II. The amounts presented with respect to the SERP are subject to reduction for Social Security benefits and for-profit sharing benefits earned under the Company’s Profit Sharing/401k Plan. A discount factor applies for retirement-eligible participants who start to receive benefits before attaining age 65.
ESTIMATED UNFUNDED SUPPLEMENTAL RETIREMENT PLAN (SERP) TABLE
	Years of Service
Three Year Average Cash Compensation	10	15	20	25	30
500,000	250,000	275,000	300,000	325,000	325,000
700,000	350,000	385,000	420,000	455,000	455,000
900,000	450,000	495,000	540,000	585,000	585,000
1,100,000	550,000	605,000	660,000	715,000	715,000
1,300,000	650,000	715,000	780,000	845,000	845,000
ESTIMATED UNFUNDED SUPPLEMENTAL RETIREMENT PLAN (SERP II) TABLE
	Years of Service
Three Year Average Cash Compensation	10	15	20	25	30
300,000	105,000	120,000	135,000	150,000	150,000
400,000	140,000	160,000	180,000	200,000	200,000
450,000	157,500	180,000	202,500	225,000	225,000
500,000	175,000	200,000	225,000	250,000	250,000
600,000	210,000	240,000	270,000	300,000	300,000
700,000	245,000	280,000	315,000	350,000	350,000
800,000	280,000	320,000	360,000	400,000	400,000

Non-Qualified Deferred Compensation
The Company does not have any non–qualified defined contribution or other plan that provides for the deferral of compensation.
Other Potential Post-Employment Payments
The Company has entered into an Employment Termination Benefits Agreement with each of Messrs. Gundermann, Burney, Kramer and Peabody. In addition, as described in the “Pension Benefits” section beginning on page 46 above, Mr. Gundermann is a participant in the SERP while Messrs.
Burney, Kramer, and Peabody are each participants in SERP II. The Company has not entered into an Employment Termination Benefits Agreement with Mr. Kuehn or Mr. Mulato. Neither Messrs. Kuehn nor Mulato is a participant in either the SERP or SERP II.
Employment Termination Benefits Agreements
In the event Mr. Gundermann’s employment terminates within two years following a “Change of Control”, he would be entitled to (i) salary continuation for two years in an annual amount equal to his current annual base salary or, if greater, his average total cash compensation for the two calendar years preceding the termination date, (ii) continuation for two years of health, life and disability insurance coverage, (iii) continued use for two years of automobile or reimbursement of automobile expenses, (iv) continued club membership dues for two years, and (v) vesting of any outstanding stock options, which are exercisable for one year or, if shorter, until the expiration date, provided that Mr. Gundermann may elect to receive the option bargain element in cash. Other than benefits that are generally available to the Company’s salaried employees, the Employment Termination Benefits Agreement with Mr. Gundermann does not entitle him to any additional benefits upon a termination of employment in any other circumstances.
For purposes of the Employment Termination Benefits Agreements, a “Change of Control” generally means the transfer in one or more transactions, extending over a period of not more than 24 months, of Common Stock and Class B Stock of the Company possessing 25% or more of the total combined voting power of all the Company’s Common Stock and Class B Stock.
In the event Messrs. Burney, Kramer or Peabody’s employment terminates within two years following a Change of Control, each executive would be entitled to (i) salary continuation for one year in an annual amount equal to his current annual base salary or, if greater, his average total cash compensation for the two calendar years preceding the termination date, (ii) continuation for one year of health, life and disability insurance coverage, (iii) continued use for one year of automobile or reimbursement of automobile expenses, (iv) continued club membership dues for one year, and (v) vesting of any outstanding stock options, which are exercisable for one year or, if shorter, until the expiration date, provided that each executive may elect to receive the option bargain element in cash. Other than benefits that are generally available to the Company’s salaried employees, the Employment Termination Benefits Agreements do not entitle the executives to any additional benefits upon a termination of employment in any other circumstances. The Company has not entered into an Employment Termination Benefits Agreement with Mr. Kuehn or Mr. Mulato.
In the case of an executive’s termination within two years following a Change of Control, each of the Employment Termination Benefits Agreements condition benefits on an executive refraining from competing with the Company during the period benefits are payable to him. If an executive violates the noncompetition covenant, benefits are suspended during the period the executive is in violation of the noncompetition covenant.
In the past, the Company has also paid severance benefits to salaried employees upon termination of employment. The eligibility for such payments and the amount thereof, has been determined by the Company on a case-by-case basis.
SERP & SERP II
Mr. Gundermann is a participant in the SERP. Under the terms of the SERP, eligible participants with at least 10 years of continuous service with the Company become 100% vested in and eligible for benefits in the event of an Involuntary Termination (as described below), a termination upon a Change of Control (as described below). In the event of a Change of Control, a participant who has at least 10 years of continuous service with the Company will become 100% vested in and eligible for benefits under the SERP. A participant who terminates employment on account of death or Disability (as defined in the Company’s tax-qualified defined contribution plan) will also become 100% vested in and eligible for benefits under the SERP. Upon a separation of service due to Involuntary Termination, a participant with at least 10 years of continuous service with the Company will receive a supplemental benefit based upon his or her highest consecutive three-year average cash compensation paid prior to termination of employment. Upon a separation from service due to a termination upon a Change of Control, a participant with at least 10 years of continuous service with the Company will receive a supplemental benefit determined based on the participant’s years of service as of the termination date and using the greater of (A) the highest consecutive three-year average cash compensation paid prior to the Change of Control, or (B) the average of the highest consecutive three-year average cash compensation paid prior to termination of employment. In all cases, the supplemental benefit is subject to adjustment if the payment of the supplemental benefit commences prior to the participant attaining age 65.
During the period a participant or his spouse is receiving SERP benefits, the participant and his spouse are entitled to continuing medical, dental and long-term care coverage under the corresponding plan made available to the Company’s current officers (or an equivalent arrangement).
Under the terms of the SERP, benefits do not commence until the later of the participant’s termination of employment or the date the participant attains (or would have attained) age 60, when SERP benefits are paid as a monthly life annuity or, if a participant is married, as a joint and 100% survivor annuity. Mr. Gundermann was age 60 on December 31, 2022. Accordingly, if Mr. Gundermann’s employment had terminated on December 31, 2022, any vested SERP benefits would have commenced on such date. If Mr. Gundermann’s employment were to terminate on account of his death, his surviving spouse, if any, would be entitled to a monthly survivor annuity for the remainder of the spouse’s lifetime in the same monthly amount that would have been paid to Mr. Gundermann. The actuarially estimated present value of continued medical, dental, and long-term care coverage is $310,918.
Messrs. Burney, Kramer and Peabody are participants in SERP II. SERP II benefits generally are payable only to “retirement-eligible” participants, i.e., employees designated to participate in the SERP II and each of whom, upon termination of employment, has at least 10 years of continuous service with the Company and (i) has attained age 65, or (ii) has attained age 60 or later with a combined total of age and years of service equal to 90. However, if a participant’s employment terminates on account of his or her death or Disability (as defined in the Company’s qualified 401(k) retirement plan), the participant becomes 100% vested in his or her SERP II benefit. In the event of a 409A Change in Control Event, a participant with at least ten years of continuous service becomes 100% vested in his or her SERP
II benefit. Furthermore, in the event of a participant’s Involuntary Termination or a Termination on a Change of Control, a participant with at least 10 years of continuous service will become 100% vested in his or her SERP II benefit.
In general, SERP II benefits do not commence until the later of the participant’s termination of employment or the date the participant attains (or would have attained) age 60, when a participant’s SERP II benefit is paid to him or his surviving spouse as a monthly life annuity. However, SERP II provides that upon the occurrence of a 409A Change in Control Event (as described below) a participant with at least 10 years of consecutive service with the Company will be entitled to a lump sum payment of the present value of his or her supplemental benefit determined as of the date of the 409A Change in Control Event. For a participant who has not yet commenced payment of his or her supplemental benefit, the supplemental benefit will be determined based on the participant’s years of service as of the 409A Change in Control Event and using the average of the highest consecutive three-year cash compensation paid prior to the 409A Change in Control Event, instead of the average for the pay paid prior to retirement. A participant who has already commenced receiving payment of the supplemental benefit at the time of the 409A Change in Control Event will be entitled to a lump sum payment of the present value of the remaining supplemental benefit determined as of the 409A Change in Control Event.
Except in the case of a Termination on a Change of Control, both SERP and SERP II benefits are contingent on a participant not competing with the Company for the longer of three years after retirement or attainment of age 65. If a participant violates the noncompetition covenant, benefits are suspended during the period the participant is in violation of noncompetition covenant.
For purposes of the SERP and SERP II, (i) a “Change of Control” means the transfer, in one or more transactions extending over a period of not more than 24 months, of common stock of the Company possessing 25% or more of the total voting power of all shares of common stock, where a transfer shall be deemed to occur if shares of common stock are either transferred or made the subject of options, warrants, or similar rights granting a third party the opportunity to acquire ownership or voting control of such common stock and (ii) an “Involuntary Termination” means a termination of a participant’s employment relationship with the Company, other than for death, disability, retirement, or cause, (A) by or at the instigation of the Company, or (B) by or at the instigation of the participant where the participant’s compensation has been diminished or reduced to a greater extent than any diminution or reduction of the Company’s officers generally.

For purposes of SERP II, a “409A Change in Control Event” means the occurrence of one of the following events constituting a “change in control event” within the meaning of Code Section 409A:
(i)Any one person, or more than one person acting as a group (“Group”), acquires ownership of stock of the Company that, together with stock previously held by the acquirer, constitutes more than 80% of the total fair market value or total voting power of the Company’s stock. If any one person or Group is considered to own more than 80% of the total fair market value or total voting power of the Company’s stock, the acquisition of additional stock by the same person or Group does not cause a change in ownership; or
(ii)A majority of the members of the Company’s Board of Directors is replaced during any 12-month (or shorter) period by directors whose appointment or election is not endorsed by a majority of the members of the Board of the Directors before the date of the appointment or election.
The following table shows potential payments to Messrs. Gundermann, Burney, Kramer and Peabody under the Employment Termination Benefits Agreements, SERP and SERP II upon death, disability, involuntary termination, involuntary termination following a Change of Control, occurrence of a 409A Change in Control Event, and termination following a 409A Change in Control Event. The amounts shown assume that the termination was effective December 31, 2022, the last business day of the Company’s most recent fiscal year end. The actual amounts to be paid can only be determined at the actual time of a participant’s termination.
Name	Type of Payment	Death	Disability	Involuntary Termination	Termination on Change of Control	409A Change in Control Event	Termination on 409A Change in Control Event
Peter J. Gundermann	Salary Continuation(1)	—	—	—	$1,177,208	—	$1,177,208
	Insurance Coverage(2)	—	—	—	$50,000	—	$50,000
	Club Membership(3)	—	—	—	—	—	$—
	Automobile(3)	—	—	—	$39,600	—	$39,600
	Vesting of Equity Awards(4)	—	—	—	$70,000	—	$—
	SERP Benefit(5)	$6,709,000	$10,500,000	$6,900,000	$7,534,000	—	$—
	Total	$6,709,000	$10,500,000	$6,900,000	$8,870,808	—	$1,266,808
David C. Burney	Salary Continuation(1)	—	—	—	$366,217	—	$366,217
	Insurance Coverage(2)	—	—	—	$18,000	—	$18,000
	Club Membership(3)	—	—	—	$10,106	—	$10,106
	Automobile(3)	—	—	—	$6,500	—	$6,500
	Vesting of Equity Awards(4)	—	—	—	$14,952	—	$—
	SERP II Benefit(5)	$3,304,000	$4,823,000	$3,372,000	$3,665,000	$4,474,000	$4,474,000
	Total	$3,304,000	$4,823,000	$3,372,000	$4,080,775	$4,474,000	$4,874,823
James S. Kramer	Salary Continuation(1)	—	—	—	$301,720	—	$301,720
	Insurance Coverage(2)	—	—	—	$25,000	—	$25,000
	Club Membership(3)	—	—	—	$9,996	—	$9,996
	Vesting of Equity Awards(4)	—	—	—	$14,952	—	$—
	SERP II Benefit(5)	—	$3,378,000	$2,081,000	$2,364,000	$3,408,000	$3,408,000
	Total	—	$3,378,000	$2,081,000	$2,715,668	$3,408,000	$3,744,716
Mark A. Peabody	Salary Continuation(1)	—	—	—	$495,399	—	$495,399
	Insurance Coverage(2)	—	—	—	$30,000	—	$30,000
	Vesting of Equity Awards(4)	—	—	—	$14,952	—	$14,952
	SERP II Benefit(5)	$4,290,000	$4,853,000	$4,465,000	$4,572,000	$4,498,000	$4,498,000
	Total	$4,290,000	$4,853,000	$4,465,000	$5,112,351	$4,498,000	$5,038,351
(1)	Salary continuation under a termination on a change of control would be two years for Mr. Gundermann and one year for each of Messrs. Burney, Kramer and Peabody.
(2)	For purposes of determining premiums for medical, life and disability coverage, the premiums paid in fiscal year 2022 are reflected.
(3)	For purposes of determining other perquisites, the amount paid in 2022 for club dues and auto expenses are reflected.
(4)
This is the value of outstanding, unvested stock options at December 31, 2022. The value was determined using December 31, 2022 Common Stock market price. The value of unvested stock options was calculated by multiplying the market price by shares which can be acquired assuming all such options were exercised less the exercise price of the option.

(5)
Pursuant to the terms of SERP and SERP II, participants become vested in and eligible for benefits in the event of a participant’s death or termination of employment due to Disability, and those participants with at least 10 years of service will become vested in and eligible for benefits in the event of an involuntary termination without cause and a termination on Change of Control. Participants in SERP II become vested in and eligible for benefits in the event of a 409A Change in Control Event. The SERP does not provide for vesting upon a 409A Change in Control Event. All amounts represent the actuarially estimated present value of future benefits, SERP II benefits upon a 409A Change in Control Event are payable in a lump sum. All other SERP and SERP II benefits are payable in equal monthly installments over the life of the executive or the life of the surviving spouse.

Equity Compensation Plan Information
The following table sets forth the aggregate information of the Company’s equity compensation plans in effect as of December 31, 2022.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Number of Securities Remaining for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,428,598(2)	$16.97	2,014,109

Equity compensation plans not approved by security holders	—	—	—
Total	2,428,598	$16.97	2,014,109
(1)
The weighted average exercise price is calculated based solely on the exercise price of outstanding options and do not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.

(2)	This number includes 578,214 shares subject to outstanding RSU awards, with the number of outstanding performance-based RSUs calculated at 100% of the target number of shares subject to each award.

PROPOSAL 5: TO APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.
The Board recommends approval of an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our Common Stock from 40,000,000 to 80,000,000 shares. The Board has unanimously approved this amendment, declared the amendment to be advisable and directed that the amendment be submitted to the shareholders for approval at the Annual Meeting.
Currently, our Restated Certificate of Incorporation, as amended, authorizes the issuance of up to 40,000,000 shares of Common Stock and 15,000,000 shares of Class B Common Stock.
As of April 4, 2023, approximately 26,211,104 shares of Common Stock were issued and outstanding, approximately 6,341,000 shares of Common Stock were reserved for issuance upon the possible conversion of shares of Class B Common Stock, approximately 1,972,736 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options or vesting of outstanding Restricted Stock Units, and approximately 2,193,321 shares were reserved for issuance as future equity compensation under our various stock-based plans. As of April 4, 2023, approximately 3,060,138 shares were held in treasury and approximately 221,701 shares are authorized but unissued. Accordingly, a total of
3,281,839 shares of Common Stock, or 8.2% of the total authorized shares of Common Stock, are unreserved and available for general corporate purposes. Upon the approval of this Proposal 5, there would be approximately 43,281,839 authorized and unreserved shares of Common Stock available for issuance.
If approved, the amendment would amend and restate the initial paragraph of Paragraph Fourth of our Restated Certificate of Incorporation, as amended, as follows:
“FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is ninety-five million (95,000,000) shares, consisting of eighty million (80,000,000) shares of Common Stock, Par Value $.01 per share, and fifteen million (15,000,000) shares of Class B Stock, Par Value $.01 per share.”
The remaining paragraphs of Paragraph Fourth of our Restated Certificate of Incorporation, as amended, would remain unchanged.
The full text of the proposed amendment to the Restated Certificate of Incorporation, as amended, is set forth in Appendix A to this Proxy Statement.
Reasons for the Proposal
The Board believes it to be in the best interest of the Company and in the best interest of our shareholders to increase the number of authorized shares of Common Stock. The authorization of additional shares of Common Stock would provide the Company with the flexibility to issue Common Stock for future stock dividends, stock splits, raising of capital, possible acquisitions, and other appropriate corporate purposes. If the number of authorized shares of Common Stock is not increased, as noted above, as of April 4,
2023, we would have only approximately 3.3 million shares of our Common Stock available for such uses. The Board believes that this is an insufficient number of shares and would significantly restrict the Company’s ability to manage its capital needs to the detriment of shareholders’ interests. The Board believes that additional authorized shares of Common Stock will enable the Company to meet its future needs and have the flexibility to respond quickly to advantageous business opportunities without the delay and expense associated with convening a special meeting of our shareholders or waiting for the next Annual Meeting of shareholders. As of the date of this Proxy Statement, the Company does not have any current definitive plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of Common Stock that would result from adoption of the proposed amendment; however, the Company reviews and evaluates potential capital raising activities on an ongoing basis to determine if such activities would be in the best interests of the Company and its shareholders and will continue to do so between the date of this Proxy Statement and the Annual Meeting, which could result in an evolution of the Company’s capital raising strategy and the development of plans by the Company for capital raising activities involving some of the additional authorized shares of Common Stock. Furthermore, given the external economic factors impacting the Company’s business and the volatility in the capital markets, between the date of this Proxy Statement and our Annual Meeting, the Company could begin to consider or take steps in furtherance of a potential capital raise involving some of the additional authorized shares of Common Stock. The terms, conditions, method and use of proceeds of any such potential capital raise involving our Common Stock, if it were to occur, are not known as of the date of this Proxy Statement. Therefore, if the proposed amendment is adopted, we may use some of the additional authorized shares of Common Stock for capital raising activities if we have an appropriate opportunity to do so and do not plan to seek shareholder approval of any such issuances except as may be required by the Restated Certificate of Incorporation, as amended, and applicable law and regulations or by the Nasdaq listing rules.
Possible Effects of the Proposal
The proposed amendment to increase the authorized number of shares of our Common Stock could, under certain circumstances, have an anti-takeover effect or delay or prevent a change in control of the Company by providing the Company the capability to engage in actions that would be dilutive to a potential acquirer, to pursue alternative transactions, or to otherwise increase the potential cost to acquire control of the Company. We do not have any current plan, commitment, arrangement, understanding or agreement to employ the additional unissued authorized shares of Common Stock as an anti-takeover device. The Board would act in the best interests of shareholders if any such takeover attempt were made, and is not aware of any current attempt to take control of the Company. The proposed amendment to the Restated Certificate of Incorporation, as amended, has been prompted by business and financial considerations.
The increase in authorized shares of Common Stock will not have any immediate effect on the rights of existing shareholders or change the number of shares of Common Stock outstanding. However, the Board may issue authorized Common Stock without requiring future shareholder approval of such issuances, except as may be required by the Restated Certificate of Incorporation, as amended, and applicable law and regulations or by the Nasdaq listing rules. To the extent that the additional authorized shares of Common Stock are issued in the future other than in connection with a stock dividend, they will decrease the existing shareholders’ percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing shareholders for their shares, could be dilutive to our existing shareholders.
The holders of Common Stock have no preemptive rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future. The additional shares of Common Stock that would result from the adoption of the proposed amendment would have rights identical to the currently outstanding Common Stock. The proposed amendment to increase the authorized number of shares of Common Stock does not change the number of shares of Class B Common Stock that the Company is authorized to issue.
Vote Required
The affirmative vote of a majority of the outstanding shares of our Common Stock and Class B Stock, voting as a single class, is required to approve the proposed amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock. Abstentions and broker non-votes will have the same effect as a vote AGAINST this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information concerning persons known to the Company to own more than 5% of the outstanding shares of Common Stock or Class B Stock and the number of shares and percentage of each class beneficially owned by each director, each executive officer named in the summary compensation table and by all directors and executive officers as a group as of March 6, 2023 (an asterisk indicates less than 1% beneficial ownership of the class):
	Shares of Common Stock		Shares of Class B Stock
Name and Address of Owner(1)	Number	Percentage	Number	Percentage
Raymond W. Boushie(2)	50,537	*	14,475	*
Robert T. Brady(3)	82,230	*	180,779	2.8%
David C. Burney(4)	101,923	*	198,550	3.1%
Jeffry D. Frisby(5)	39,784	*	1,200	*
Peter J. Gundermann(6)	269,193	1.0%	766,134	12.0%
Warren C. Johnson(5)	36,384	*	1,200	*
Robert S. Keane(7)	109,388	*	655,085	10.3%
Neil Kim(5)	30,684	*	1,200	*
James S. Kramer(8)	107,731	*	408,920	6.4%
Michael C. Kuehn(9)	61,128	*	1,208	*
Mark Moran	22,684	*	—	—
James F. Mulato(10)	85,686	*	8,490	*
Mark A. Peabody(11)	85,283	*	205,994	3.3%
Linda O’Brien(12)	1,200	*	—	*
Next Century Growth Investors, LLC(13) Two Carlson Parkway, Suite 125 Plymouth, MN 55447	2,365,476	9.15%	—	—
BlackRock, Inc.(14) 55 East 52nd Street New York, NY 10055	1,984,859	7.7%	—	—
325 Capital LLC(15) 200 Park Avenue, 17th Floor New York, NY 10016	1,690,037	6.60%	—	—
Patricia Dowden(16) 4 Goddu Ave. Winchester, MA 01890	—	—	450,481	6.4%
Bares Capital Management, Inc.(17) 12600 Hill Country Rd., Suite R-230 Austin, TX 78738	1,538,107	5.95%	—	—
The Vanguard Group(18) 100 Vanguard Blvd. Malvern, PA 19355	1,301,181	5.03%	—	—
All directors and executive officers as a group (14 persons)(19)	1,083,835	4.2%	2,443,235	38.3%
(1)	The address for all directors and officers listed is: 130 Commerce Way, East Aurora, New York 14052.
(2)
Includes 17,000 shares of Common Stock and 5,703 shares of Class B Stock subject to options exercisable within 60 days. Includes 18,675 shares of Common Stock and 4,346 shares of Class B Stock held by the Raymond W Boushie Living Trust.

(3)
Includes 17,000 shares of Common Stock and 5,703 shares of Class B Stock subject to options exercisable within 60 days. Includes 120,000 shares of Class B Common Stock pledged as security on a secured line of credit at M&T Bank. There are no amounts currently drawn on the line of credit.

(4)	Includes 56,913 shares of Common Stock and 6,717 shares of Class B Stock subject to options exercisable within 60 days.
(5)	Includes 8,000 shares of Common Stock and 1,200 shares of Class B stock subject to options exercisable within 60 days.
(6)	Includes 223,554 shares of Common Stock and 22,641 shares of Class B Stock subject to options exercisable within 60 days.
(7)
Mr. Robert Keane does not have any options to purchase shares of Common Stock or Class B Stock in his name individually. Includes 44,726 shares of Common Stock and 448,199 shares of Class B Stock held by Boston & Saranac LLC, which is 100% owned by a trust whose beneficiaries are Mr. Robert Keane and his spouse. Includes 44,200 shares of Common Stock and 206,886 shares of Class B Stock held by the EAK & KRK Trust U/A/D 10-15-97 FBO Elizabeth A. Keane. Mr. Robert Keane’s proportionate interest in the trust is below 25%.

(8)
Includes 52,385 shares of Common Stock and 5,820 shares of Class B Stock subject to options exercisable within 60 days. Includes 35,555 shares of Common Stock and 279,758 held by Mr. Kramer as Executor for the estate of his wife, Leslie Kramer.

(9)	Includes 57,242 shares of Common Stock and 1,208 shares of Class B Stock subject to options exercisable within 60 days.
(10)
Includes 73,053 shares of Common Stock and 7,263 shares of Class B Stock subject to options exercisable within 60 days, and 100 shares of Common Stock and 32 shares of Class B Stock owned by Mr. Mulato’s spouse.

(11)	Includes 57,185 shares of Common Stock and 7,500 shares of Class B Stock subject to options exercisable within 60 days.
(12)	Ms. O’Brien does not have any options to purchase shares of Common Stock or Class B Stock. Includes 1,200 shares of Common Stock owned by Ms. O’Brien’s spouse.
(13)
Next Century Growth Investors, LLC, Thomas L. Press and Robert E. Scott report having sole voting power for 2,365,476 shares of Common Stock, no shared voting power, sole dispositive power for 2,365,476 shares of Common Stock and no shared dispositive power. The beneficial ownership information is based solely upon Schedule 13G-A filed with the SEC on February 13, 2023.

(14)
BlackRock, Inc. reports having sole voting power for 1,862,172 shares of Common Stock, no shared voting power, sole dispositive power for 1,984,859 shares of Common Stock and no shared dispositive power. The beneficial ownership information is based solely upon Schedule 13G/A filed with the SEC on January 31, 2023.

(15)
325 Capital Master Fund LP reports that 325 Capital LLC, Michael Braner, Daniel Friedburg and Anil Shrivastava have shared voting power and shared dispositive power for 1,690,037 shares of Common Stock and no sole voting power or sole dispositive power. The beneficial ownership is based solely upon Schedule 13D/A filed with the SEC on October 5, 2022.

(16)
Patricia Dowden is the sister of Mr. Robert Keane. Ms. Dowden reports having sole voting power and sole dispositive power for 450,481 shares of Class B Common Stock and no shared voting power. The beneficial ownership information is based solely upon Schedule 13G filed with the SEC on August 25, 2020. Includes 448,200 shares of Class B Stock held by Delphinium LLC, a Delaware limited liability company, of which Ms. Dowden serves as the managing member, and 2,281 shares of Class B Stock held in trust for the benefit of Ms. Dowden.

(17)
Bares Capital Management, Inc. reports that it and Brian Bares have no sole voting power, shared voting power for 1,538,107 shares of Common Stock, no sole dispositive power and shared dispositive power for 1,538,107 shares of Common Stock. The beneficial ownership is based solely upon Schedule 13G filed with the SEC on February 14, 2023.

(18)
The Vanguard Group reports having no sole voting power, shared voting power for 12,840 shares of Common Stock, sole dispositive power for 1,278,102 shares of Common Stock and shared dispositive power for 23,079 shares of Common Stock. The Vanguard Group reports that The Vanguard Group Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported in their Schedule 13G. The beneficial ownership information is based solely upon Schedule 13G filed with the SEC on February 9, 2023.

(19)	Includes 581,052 shares of Common Stock and 66,155 shares of Class B Stock subject to options exercisable within 60 days.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE
The Company does not have written policies or procedures relating to the review, approval or ratification of related person transactions. Any such proposed transaction is submitted to the Board of Directors for approval.
PROPOSALS OF SHAREHOLDERS FOR 2024 ANNUAL MEETING
To be considered for inclusion in the proxy materials for the 2024 Annual Meeting of Shareholders, shareholder proposals must be received by the Company no later than December 13, 2023.
If a shareholder wishes to present a proposal at the Company’s 2024 Annual Meeting of Shareholders or to nominate one or more directors, and the proposal is not intended to be included in the Company’s proxy materials relating to that Annual Meeting, such proposal or nomination(s) must comply with the applicable provisions of the Company’s by-laws and applicable law. In general, the Company’s by-laws provide that with respect to a shareholder nomination for director, written notice must be addressed to the Secretary and be received by the Company no less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. For purposes of the Company’s 2024 Annual Meeting of Shareholders, such notice must be received not later than March 24, 2024 and not earlier than February 23, 2024. The Company’s by-laws set out specific requirements that such written notices must satisfy.
In addition to satisfying the requirements under the Company’s by-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the first anniversary date of the Annual Meeting. If the date of the 2024 Annual Meeting is changed by more than 30 calendar days from the anniversary of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting is first made. Accordingly, for the 2024 Annual Meeting of Stockholders, we must receive such notice no later than March 24, 2024.

OTHER BUSINESS
The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their judgment.
The Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to be Held on Tuesday, May 23, 2023 has been mailed to shareholders. Copies of the Annual Report, as well as this Proxy Statement, Proxy Card(s), and Notice of Annual Meeting of Shareholders, are available at http://materials.proxyvote.com/046433 or by telephone at 1-800-579-1639.
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS, BENEFICIALLY OR OF RECORD ON APRIL 4, 2023, ON REQUEST TO SHAREHOLDER RELATIONS, ASTRONICS CORPORATION, 130 COMMERCE WAY, EAST AURORA, NEW YORK 14052. THE ANNUAL REPORT ON FORM 10-K MAY ALSO BE OBTAINED IN THE INVESTOR RELATIONS SECTION OF THE COMPANY’S WEBSITE: www.astronics.com.
By Order of the Board of Directors

Julie M. Davis, Secretary
East Aurora, New York
Dated: April 11, 2023

APPENDIX A

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
ASTRONICS CORPORATION
Under Section 805 of the
Business Corporation Law
1. The name of the corporation is ASTRONICS CORPORATION (the “Corporation”). The name under which the Corporation was formed is ASTRONICS LUMINESCENT, INC.
2. The Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on December 5, 1968 (the “Certificate of Incorporation”).
3. The Certificate of Incorporation is hereby amended to increase the number of authorized shares of the Corporation from fifty-five million (55,000,000) shares, of which forty million (40,000,000) shares are classified as Common Stock, Par Value $.01 per share, and fifteen million (15,000,000) shares are classified as Class B Stock, Par Value $.01 per share; to ninety-five million (95,000,000) authorized shares of the Corporation, of which eighty million (80,000,000) shares are classified as Common Stock, Par Value $.01 per share, and fifteen million (15,000,000) shares are classified as Class B Stock, Par Value $.01 per share.
To effect such amendment, Paragraph Fourth of the Certificate of Incorporation is hereby amended to read in its entirety as follows:
“FOURTH:  The aggregate number of shares which the Corporation shall have authority to issue is ninety-five million (95,000,000) shares, consisting of eighty million (80,000,000) shares of Common Stock, Par Value $.01 per share, and fifteen million (15,000,000) shares of Class B Stock, Par Value $.01 per share.
The relative rights, preferences and limitations of each class of capital stock are to be fixed as follows:
A. Dividends
Holders of Common Stock and Class B Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, provided that in the case of cash dividends, no dividend may be paid on the Class B Stock unless an equal or greater dividend is paid concurrently on the Common Stock, and cash dividends may be paid on the Common Stock in excess of dividends paid, or without paying dividends, on the Class B Stock. In the case of dividends or other distributions payable in stock of the Corporation, including share distributions or stock splits or divisions of stock of the Corporation, such distributions, splits or divisions shall be in the same proportion with respect to each class of stock, and the Common Stock and Class B Stock will be treated equally. A dividend or share distribution declared in shares of Common Stock will be distributed pro rata, as Common Stock, to the holders of Common Stock and Class B Stock. A dividend or share distribution declared in shares of Class B Stock will be distributed pro rata, as Class B Stock, to the holders of Common Stock and Class B Stock. In the case of any combination or reclassification of the Common Stock, the shares of Class B Stock shall also be combined or reclassified so that the relationship between the number of shares of Class B Stock and Common Stock outstanding immediately following such combination or reclassification shall be the same as the relationship between the Class B Stock and the Common Stock immediately prior to such combination or reclassification.
B. Voting
(1) At every meeting of the shareholders every holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his name on the transfer books of the Corporation and every holder of Class B Stock shall be entitled to ten (10) votes in person or by proxy for each share of Class B Stock standing in his name on the transfer books of the Corporation.
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(2) Except in connection with share distributions, stock splits and stock dividends and anti-dilutive adjustments determined by the Board of Directors for options, stock subscriptions and warrants outstanding on the date of record for the share distribution, stock split or stock dividend, the Corporation may not effect the issuance of any shares of Class B Stock unless and until such issuance is authorized by the holders of a majority of the voting power of the shares of Common Stock and of Class B Stock entitled to vote, each voting separately as a class.
(3) No shareholder shall have the right to cumulate votes in the election of directors.
(4) Except as may be otherwise required by law or the Certificate of Incorporation, the holders of Common Stock and Class B Stock shall vote together as a single class.
C. Transfer
(1) No person holding shares of Class B Stock of record (hereinafter called a “Class B Holder”) may transfer the Class B Stock, except by gift, devise or bequest, by a transfer to the estate of a shareholder upon the death of such shareholder, or by a transfer of shares held in a trust to the grantor of such trust or to any person to whom or for whose benefit the principal of such trust may be distributed; and the Corporation and the transfer agent shall not register the transfer of such shares of Class B Stock, whether by sale, assignment, appointment or otherwise. Any purported transfer of shares of Class B Stock, other than a transfer of the type described above, shall be null and void and of no effect and the purported transfer by a Class B Holder will result in the immediate and automatic conversion of the shares of Class B Stock held by such Class B Holder into shares of Common Stock, on a one (1) share for one (1) share basis. The purported transferee shall have no rights as a shareholder of the Corporation and no other rights against, or with respect to, the Corporation except the right to receive shares of Common Stock upon the immediate and automatic conversion of his shares of Class B Stock into shares of Common Stock. The estate of any deceased shareholder, a transferee upon the distribution of the assets of such an estate, any transferee of the Class B Stock by gift, devise or bequest or a transferee from a trust of which such transferee was the grantor or a principal beneficiary shall hold the transferred shares of Class B Stock subject to the same restrictions on transferability as apply to all Class B Holders under this Paragraph Fourth.
(2) Shares of Class B Stock shall be registered in the name(s) of the beneficial owner(s) thereof (as hereafter defined) and not in “street” or “nominee” names; provided, however, certificates representing shares of Class B Stock issued as or in connection with a share distribution, stock split or stock dividend on the Corporation’s then outstanding Common Stock or Class B Stock may be registered in the same name and manner as the certificates representing the shares of Common Stock or Class B Stock with respect to which the shares of Class B Stock are issued. For the purposes of this Section C the term “beneficial owner(s)” of any shares of Class B Stock shall mean the person or persons who possess the power to dispose, or to direct the disposition, of such shares. Any shares of Class B Stock registered in “street” or “nominee” name may be transferred to the beneficial owner of such shares on the record date for such share distribution, stock split or stock dividend, upon proof satisfactory to the Corporation and the transfer agent that such person was in fact the beneficial owner of such shares on the record date for such share distribution, stock split or stock dividend.
(3) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such holder’s shares of Class B Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section C. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Stock may not be transferred to the pledgee without first being converted into shares of Common Stock.
(4) For purposes of this Section C:
(a) Each joint owner of shares of Class B Stock shall be considered a “Class B Holder” of such shares.
(b) A minor for whom shares of Class B Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares.
(c) Unless otherwise specified, the term “person” means both natural persons and legal entities.
(d) Persons participating in a thrift or employee stock purchase plan of the Corporation (or any similar or successor plans) shall be deemed to be the Class B Holders of the shares of Class B Stock allocated to their accounts pursuant to such plans.
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(5) Any transfer of shares of Class B Stock not permitted hereunder shall result in the conversion of the transferee’s shares of Class B Stock into shares of Common Stock, on a one (1) share for one (1) share basis, effective the date on which certificates representing such shares are presented for transfer on the books of the Corporation. The Corporation may, in connection with preparing a list of shareholders entitled to vote at any meeting of shareholders, or as a condition to the transfer or the registration of shares of Class B Stock on the Corporation’s books, require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the beneficial owner of shares of Class B Stock.
D. Conversion Rights
(1) Subject to the terms and conditions of this Section D, each share of Class B Stock shall be convertible at any time or from time to time, at the option of the respective holder thereof, at the office of any transfer agent for Class B Stock, and at such other place or places, if any, as the Board of Directors may designate or, if the Board of Directors shall fail so to designate, at the principal office of the Corporation (attention of the Secretary of the Corporation), into one (1) fully paid and nonassessable share of Common Stock. Upon conversion, the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on Class B Stock surrendered for conversion or on account of any dividends on the Common Stock issuable on such conversion. Before any holder of Class B Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such Class B Stock at the office of said transfer agent (or other place as provided above), which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that he elects so to convert said Class B Stock in accordance with the terms of this Section D, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued. Subject to the provision of subsection (3) of this Section D, such conversion shall be deemed to have been made as of the date of such surrender of the Class B Stock to be converted; and the person or persons entitled to receive the Common Stock issuable upon conversion of such Class B Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.
(2) The issuance of certificates for shares of Common Stock upon conversion of shares of Class B Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.
(3) The Corporation shall not be required to convert Class B Stock, and no surrender of Class B Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Class B Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Class B Stock was surrendered.
(4) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class B Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Stock by delivery of shares of Common Stock which are held in the treasury of the Corporation. The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares of Class B Stock, will, upon issue, be fully paid and nonassessable and not entitled to any preemptive rights. All shares of Class B Stock converted into Common Stock shall be cancelled and restored to the status of authorized but unissued shares of Class B Stock.
(5) At any time when the Board of Directors and the holders of a majority of the outstanding shares of Class B Stock approve the conversion of all of the Class B Stock into Common Stock, then the outstanding shares of Class B Stock shall be converted into shares of Common Stock. In the event of such a conversion, certificates formerly representing outstanding shares of Class B Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock.
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E. Liquidation Rights
In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the holders of Common Stock and the holders of Class B Stock. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to shareholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Section E.
F. Preemptive Rights
Subject to any conversion rights of any shares of Class B Stock, no holder of stock of the Corporation of any class shall be entitled as of right to subscribe for or receive any part of the authorized stock of the Corporation or any part of any new, additional or increased issues of stock of any class or of any obligations convertible into any class or classes of stock, but the Board of Directors may, without offering any such shares of stock or obligations convertible into stock to shareholders of any class, issue and sell or dispose of the same to such persons and for such consideration permitted by law as it may from time to time in its absolute discretion determine.”
4. Except for the increase in the number of authorized shares of the Corporation and the number of shares classified as Common Stock, Par Value $.01 per share, the Corporation’s Common Stock, Par Value $.01 per share, and Class B Stock, Par Value $.01 per share, will not be affected by this certificate of amendment of the Certificate of Incorporation. Immediately prior to the filing of this certificate of amendment of the Certificate of Incorporation,      shares of Common Stock, Par Value $.01 per share, were issued and outstanding,       shares of Common Stock, Par Value $.01 per share, held as treasury shares,      of Common Stock, Par Value $.01 per share, were authorized for issuance but unissued,      shares of Class B Stock, Par Value $.01 per share, were issued and outstanding, and      shares of Class B Stock, Par Value $.01 per share, were authorized for issuance but unissued. Immediately after the filing of this certificate of the Certificate of Incorporation,      shares of Common Stock, Par Value $.01 per share, were issued and outstanding,      shares of Common Stock, Par Value $.01 per share, held as treasury shares,      of Common Stock, Par Value $.01 per share, were authorized for issuance but unissued,      shares of Class B Stock, Par Value $.01 per share, were issued and outstanding, and      shares of Class B Stock, Par Value $.01 per share, were authorized for issuance but unissued.
5. The foregoing amendment of the Certificate of Incorporation was authorized by the Board of Directors of the Corporation followed by approval of a majority of all outstanding shares of the Corporation entitled to vote thereon at a meeting of shareholders held on May 23, 2023.
[SIGNATURE PAGE FOLLOWS]
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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of     , 2023.
ASTRONICS CORPORATION

Name: David C. Burney
Title: Executive Vice President- Finance
5

ASTRONICS CORPORATION
130 COMMERCE WAY
EAST AURORA, NY 14052
ATTN: DAVID BURNEY

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASTRONICS CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect eight directors to hold office until the 2024 Annual Meeting and until their successors have been elected and qualified:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert T. Brady
02) Jeffry D. Frisby
03) Peter J. Gundermann
04) Warren C. Johnson
05) Robert S. Keane
06) Neil Y. Kim
07) Mark Moran
08) Linda O'Brien

The Board of Directors recommends you vote FOR proposals 2, 3 and 5.

The Board of Directors recommends you vote THREE YEARS on proposal 4.

	One Year	Two Years	Three Years	Abstain
4. To hold an advisory vote on the frequency of future shareholder advisory votes on executive compensation.	☐	☐	☐	☐

NOTE: To take action upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V12543-P90094-Z84635-Z84636

ASTRONICS CORPORATION
Annual Meeting of Shareholders
May 23, 2023 at 10:00 AM CT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Peter J. Gundermann and Julie M. Davis, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Class B) stock of ASTRONICS CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, CT on May 23, 2023 at Astronics Connectivity Systems & Certification Corp., 804 S. Northpoint Blvd, Waukegan, Illinois 60085 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side